                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                IMMUNEX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              [IMMUNEX LETTERHEAD]

March 24, 1999

Dear Immunex Shareholders:

    I am pleased to invite you to Immunex's Annual Meeting of Shareholders. The meeting will be at 9:00 a.m. on Thursday, April 29, 1999 at Benaroya Hall, Illsley Ball Nordstrom Recital Hall, 200 University Street, Seattle, Washington.

    At the meeting, you will vote upon proposals to approve the 1999 Employee Stock Purchase Plan and the 1999 Stock Option Plan, and a proposal to approve an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock. In addition, you will elect nine directors to the Immunex Board of Directors and transact any other business properly presented at the meeting. You also will have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about Immunex and our operations, including our audited financial statements, in the enclosed 1998 Annual Report to Shareholders.

    We hope you can join us on April 29. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy, sign and date the proxy, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

                                          Sincerely,

                                          Scott G. Hallquist
                                          SECRETARY

                                     [LOGO]

                              51 UNIVERSITY STREET
                           SEATTLE, WASHINGTON 98101

                                                                  March 24, 1999

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD THURSDAY, APRIL 29, 1999

                            ------------------------

Dear Immunex Shareholders:

    On Thursday, April 29, 1999, Immunex Corporation will hold its Annual Meeting of Shareholders at Benaroya Hall, Illsley Ball Nordstrom Recital Hall, 200 University Street, Seattle, Washington. The Annual Meeting will begin at 9:00 a.m. Only shareholders who owned stock at the close of business on the record date, March 9, 1999, can vote at this meeting or any adjournments that may take place. At the Annual Meeting we will ask you to:

    - Elect a Board of Directors;

    - Approve the 1999 Employee Stock Purchase Plan;

    - Approve the 1999 Stock Option Plan;

    - Approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock by 100,000,000; and

    - Transact any other business properly presented at the meeting.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE FOUR PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

    At the meeting we will also report on Immunex's 1998 business results and other matters of interest to shareholders.

    To ensure your representation at the Annual Meeting, you are urged to complete, sign, date, and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. Your stock will be voted in accordance with the instructions you give on your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

    The approximate date of mailing for this Proxy Statement and accompanying proxy card(s) is March 24, 1999.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Scott G. Hallquist
                                          SECRETARY

  PLEASE NOTE THAT ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO SHAREHOLDERS AS OF THE RECORD DATE, OR THEIR AUTHORIZED REPRESENTATIVES, AND GUESTS OF IMMUNEX. YOUR ADMITTANCE TICKET IS INCLUDED IN THIS MAILING.

                                    CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING..............................................           1
           General..........................................................................           1
           Record Date and Outstanding Shares...............................................           1
           Quorum...........................................................................           1
           Revocability of Proxies..........................................................           1
           Solicitation of Proxies..........................................................           1
           Voting...........................................................................           1
PRINCIPAL SHAREHOLDERS......................................................................           2
SECURITY OWNERSHIP OF MANAGEMENT............................................................           3
PROPOSAL 1: ELECTION OF DIRECTORS...........................................................           4
           Information on Committees of the Board of Directors and Meetings.................           6
           Compensation of Directors........................................................           7
PROPOSAL 2: APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN...............................           7
PROPOSAL 3: APPROVAL OF THE 1999 STOCK OPTION PLAN..........................................           9
PROPOSAL 4: APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION......................
                                                                                                      12
RELATIONSHIP WITH AMERICAN HOME PRODUCTS CORPORATION AND AMERICAN CYANAMID COMPANY..........
                                                                                                      13
           Background.......................................................................          13
           Governance Agreement.............................................................          14
           Designation of Candidates for Board..............................................          14
           Certain Approval Rights..........................................................          15
           Subscription Rights of American Home Products....................................          17
           Standstill Provisions............................................................          17
           Transfer Of Immunex Common Stock By American Home Products.......................          17
           Material Transactions With American Home Products................................          18
           Registration Rights..............................................................          18
           Guaranty Payments by American Home Products......................................          18
           Termination......................................................................          19
           Product Rights Agreement.........................................................          19
           TACE Agreement...................................................................          21
           TNFR License and Development Agreement...........................................          21
           ENBREL Promotion Agreement.......................................................          21
EXECUTIVE OFFICERS..........................................................................          22
EXECUTIVE COMPENSATION......................................................................          23
           Summary Compensation Table.......................................................          23
           Option Grants in Fiscal 1998.....................................................          24
           Option Exercises in Fiscal 1998 and Year-End Values..............................          24
           Change in Control and Employment Agreements......................................          25
           Compensation Committee Interlocks and Insider Participation......................          25
REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE AND THE STOCK OPTION PLAN
ADMINISTRATION COMMITTEE....................................................................          25
PERFORMANCE GRAPH...........................................................................          29
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....................................          29
INDEPENDENT PUBLIC ACCOUNTANTS..............................................................          29
SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING...............................................          30
OTHER MATTERS...............................................................................          30

                                     [LOGO]

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The Board of Directors of Immunex Corporation is sending you this Proxy Statement in connection with its solicitation of proxies for use at Immunex's 1999 Annual Meeting of Shareholders. The Annual Meeting will be held at Benaroya Hall, Illsley Ball Nordstrom Recital Hall, 200 University Street, Seattle, Washington, on Thursday, April 29, 1999 at 9:00 a.m. Immunex intends to give or mail to shareholders definitive copies of this Proxy Statement and accompanying proxy card(s) on or about March 24, 1999.

RECORD DATE AND OUTSTANDING SHARES

    Only those shareholders who owned common stock at the close of business on March 9, 1999, the record date for the Annual Meeting, can vote. At that date,
there were        issued and outstanding shares of common stock.

QUORUM

    A quorum for the Annual Meeting is a majority of the outstanding shares of common stock entitled to vote and present, whether in person or by proxy, at the Annual Meeting.

REVOCABILITY OF PROXIES

    If you give your proxy to Immunex, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by:

    - notifying the Secretary of Immunex in writing before the Annual Meeting;

    - delivering to the Secretary of Immunex before the Annual Meeting a signed proxy with a later date; or

    - attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

    Immunex retained MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York, to help solicit proxies. Immunex will pay the cost of their services, which is estimated at approximately $5,000 plus expenses. Proxies will be solicited by personal interview, mail and telephone. In addition, Immunex may reimburse brokerage firms and other persons who represent beneficial owners of common stock for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain Immunex directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

VOTING

    You are entitled to one vote for each share of common stock you hold. For the election of directors, the directors who receive the greatest number of affirmative votes cast by holders of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be elected to the Board. You are not entitled to cumulate votes in the election of directors. To approve the adoption of the 1999 Employee Stock Purchase Plan and the 1999 Stock Option Plan, the affirmative vote of the holders of a majority of the common stock present, in person or by proxy, and entitled to vote at the Annual

Meeting is required. To approve the amendment to the Articles of Incorporation, the affirmative vote of holders of a majority of the outstanding common stock is required.

    If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted in accordance with our recommendations. Immunex is not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in the Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

    Except for the proposal to approve the amendment to the Articles of Incorporation, abstention and broker non-votes will have no effect on any of the proposals to be voted on at the Annual Meeting since they will not represent votes cast at the Annual Meeting for the purpose of voting on such proposals. For the proposal to approve the Articles of Incorporation, abstention and broker non-votes will have the effect of a "NO" vote.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth as of December 31, 1998, certain information regarding all shareholders known by Immunex to be the beneficial owners of more than 5% of the outstanding voting securities of Immunex, based on publicly available information. To Immunex's knowledge, the beneficial owners listed below have sole voting and investment power with respect to the shares shown as beneficially owned. The information is adjusted to reflect the 2-for-1 split of the common stock effected March 25, 1999.

                                                                                        AMOUNT AND
                                                                                        NATURE OF
                     NAME AND ADDRESS OF                                                BENEFICIAL      PERCENT OF
                       BENEFICIAL OWNER                           TITLE OF CLASS        OWNERSHIP          CLASS
--------------------------------------------------------------  ------------------  ------------------  -----------
American Cyanamid Company(1)..................................        Common Stock        43,206,516         54.1%
c/o American Home Products Corporation
Five Giralda Farms
Madison, New Jersey 07940

Wellington Management Company, LLP............................        Common Stock         8,031,520        10.04%
75 State Street
Boston, Massachusetts 02109

------------------------

(1) American Cyanamid Company is a wholly owned subsidiary of American Home Products Corporation.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth as of March 9, 1999, the number of outstanding voting securities of Immunex beneficially owned by (1) each director and each director nominee, (2) each executive officer for whom compensation is reported in this Proxy Statement, and (3) all current directors and executive officers as a group. The information is adjusted to reflect the 2-for-1 split of the common stock effected March 25, 1999.

                                                                AMOUNT AND
                                                           NATURE OF BENEFICIAL    PERCENT OF
NAME OF BENEFICIAL OWNER                  TITLE OF CLASS         OWNERSHIP            CLASS
----------------------------------------  --------------   ---------------------   -----------
Edward V. Fritzky.......................    Common Stock           371,978(1)         *
Scott G. Hallquist......................    Common Stock           215,164(2)         *
Douglas G. Southern.....................    Common Stock           154,048(3)         *
Peggy V. Phillips.......................    Common Stock           115,735(4)         *
Douglas E. Williams.....................    Common Stock            89,100(5)         *
John E. Lyons...........................    Common Stock            30,000(6)         *
Edith W. Martin.........................    Common Stock            22,000(7)         *
Kirby L. Cramer.........................    Common Stock            10,000(8)         *
Robert I. Levy..........................    Common Stock         --                  --
Joseph J. Carr..........................    Common Stock         --                  --
Joseph M. Mahady........................    Common Stock         --                  --
All current directors and executive
 officers as a group (12 persons).......    Common Stock         1,085,952(9)         *

------------------------

*   Less than 1% of the outstanding shares of common stock.

(1) Includes 356,000 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

(2) Includes 181,640 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

(3) Includes 145,180 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

(4) Includes 113,300 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

(5) Includes 89,100 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

(6) Includes 30,000 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

(7) Includes 20,000 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

(8) Includes 10,000 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

(9) Includes 77,927 shares held by an executive officer of Immunex, which includes 72,300 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

    The following table sets forth as of March 9, 1999, the number of outstanding voting securities of American Home Products Corporation ("American Home Products" or "AHP") beneficially owned by (1) each director and each director nominee, (2) each executive officer for whom compensation is reported in this Proxy Statement, and (3) all current directors and executive officers as a group. The information is adjusted to reflect the 2-for-1 split of the common stock effected March 25, 1999.

                                                                                                                 PERCENT
                                                                                         AMOUNT AND NATURE OF      OF
NAME OF BENEFICIAL OWNER                                                TITLE OF CLASS   BENEFICIAL OWNERSHIP     CLASS
----------------------------------------------------------------------  --------------   --------------------   ---------
Edward V. Fritzky.....................................................   Common Stock         --                   --
Scott G. Hallquist....................................................   Common Stock         --                   --
Douglas G. Southern...................................................   Common Stock         --                   --
Peggy V. Phillips.....................................................   Common Stock         --                   --
Douglas E. Williams...................................................   Common Stock         --                   --
John E. Lyons.........................................................   Common Stock         --                   --
Edith W. Martin.......................................................   Common Stock         --                   --
Kirby L. Cramer.......................................................   Common Stock         --                   --
Robert I. Levy........................................................   Common Stock          399,315(1)           *
Joseph J. Carr........................................................   Common Stock          219,957(2)           *
Joseph M. Mahady......................................................   Common Stock           30,480(3)           *
All current directors and executive officers as a group (12
 persons).............................................................   Common Stock          649,868              *

------------------------

*   Less than 1% of the outstanding shares of common stock.

(1) Includes 339,199 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

(2) Includes 150,266 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

(3) Includes 26,666 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The shareholders will elect a Board of Directors of nine directors, each of whom will hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified to serve.

    Under the Amended and Restated Governance Agreement dated as of December 15, 1992, AHP is entitled to designate three Investor Directors (as defined below) and one Independent Director (as defined below) for election to the Board. While AHP has not yet designated a candidate to serve as an Independent Director, it may do so at any time. See "RELATIONSHIP WITH AMERICAN HOME PRODUCTS CORPORATION AND AMERICAN CYANAMID COMPANY -- Governance Agreement -- Designation of Candidates for Board of Directors." Proxies may not be voted for a greater number of persons than the number of nominees named.

    The Board has approved the nominees named below, who were designated in accordance with the Governance Agreement. Unless otherwise instructed, persons named in the accompanying proxy will vote for these nominees. Although Immunex anticipates that all the nominees will be available to serve as directors, should any of them not accept the nomination, or otherwise be unable to serve, the proxies will be voted for the election of such substitute nominees in accordance with the Governance Agreement.

    The following table sets forth the name and age of each nominee for election as a director, the positions and offices held by the nominee with Immunex and the period during which the nominee has served as a director of Immunex:

                                                                             DIRECTOR
       NAME          AGE         POSITIONS AND OFFICES WITH IMMUNEX           SINCE
-------------------  --- --------------------------------------------------  --------
Edward V. Fritzky    48  Chief Executive Officer and Chairman of the Board     1994

Joseph J. Carr       56  Director                                              1995

Kirby L. Cramer      62  Director                                              1987

Robert I. Levy       61  Director                                              1998

John E. Lyons        73  Director                                              1993

Joseph M. Mahady     46  Director                                              1998

Edith W. Martin      53  Director                                              1993

Peggy V. Phillips    45  Senior Vice President, Pharmaceutical Development     1996
                         and Director

Douglas E. Williams  40  Senior Vice President, Discovery Research and         1996
                         Director

    Mr. Fritzky has been Chief Executive Officer and Chairman of the Board since January 1994. Mr. Fritzky served as President of Lederle Laboratories ("Lederle"), a division of American Cyanamid Company ("Cyanamid"), from 1992 to 1994 and as Vice President of Lederle from 1989 to 1992. Prior to joining Lederle, Mr. Fritzky was an executive of Searle Pharmaceuticals, Inc. ("Searle"), a subsidiary of Monsanto Company. During his tenure at Searle, Mr. Fritzky was Vice President, Marketing and later President and General Manager of Searle Canada, Inc. and Lorex Pharmaceuticals, a joint venture company.

    Mr. Carr has been a director since January 1995. He joined AHP in 1982, and served in various executive capacities prior to being named Vice President in 1989. In April 1991, Mr. Carr was appointed Group Vice President of AHP and, in May 1993, Senior Vice President. See "RELATIONSHIP WITH AMERICAN HOME PRODUCTS CORPORATION AND AMERICAN CYANAMID COMPANY."

    Mr. Cramer has been a director since October 1987. Mr. Cramer is Chairman Emeritus of Hazleton Laboratories Corporation and a Trustee Emeritus and former President of the University of Virginia's Colgate Darden Graduate School of Business Administration. Mr. Cramer is also past Chairman of the Advisory Board of the School of Business Administration of the University of Washington. He also serves on the board of directors of Landec Corporation, Ragen MacKenzie Group Incorporated, SonoSite, Inc., Unilab, Inc. and certain privately held companies. Mr. Cramer is the Chair of the Compensation Committee and the Stock Option Plan Administration Committee.

    Dr. Levy has been a director since April 1998. Dr. Levy has served since March 1998 as Senior Vice President, Science and Technology of AHP. From March 1992 to March 1998, he served as the President of the Wyeth-Ayerst Research division of AHP. See "RELATIONSHIP WITH AMERICAN HOME PRODUCTS CORPORATION AND AMERICAN CYANAMID COMPANY."

    Mr. Lyons has been a director since June 1993. Mr. Lyons retired as Vice Chairman of the Board of Merck & Company ("Merck") in 1991. He joined Merck in 1950 as a Research Chemist and held a number of senior marketing and sales positions in the Merck, Sharp & Dohme division of Merck, serving as its President from 1975 to 1985. He was appointed Corporate Senior Vice President of Merck in 1982, Executive Vice President in 1985, and Vice Chairman of the Board in 1988. Mr. Lyons also serves on the board of directors of Matrix Pharmaceutical Company and Synaptic Pharmaceutical Company.

    Mr. Mahady has been a director since February 1998. Mr. Mahady has held various positions with AHP and its Wyeth-Ayerst Laboratories division since 1979. He has been the President of Wyeth-Ayerst North America since September 1997. Previously, he was President of Wyeth-Ayerst Pharmaceutical Business Division from August 1995 through September 1997, having previously been promoted to Senior Vice President in February 1995 and Vice President in October 1991. See "RELATIONSHIP WITH AMERICAN HOME PRODUCTS CORPORATION AND AMERICAN CYANAMID COMPANY."

    Dr. Martin has been a director since June 1993. Dr. Martin was a Vice President and Chief Information Officer of Eastman Kodak Company, a position she held from January 1996 to December 1997. Between September 1994 and February 1996, Dr. Martin was the Executive Vice President and Chief Technology Officer of the Student Loan Marketing Association ("Sallie Mae"). Prior to joining Sallie Mae, Dr. Martin had been Vice President and Chief Information Officer of the International Telecommunications Satellite Organization ("INTELSAT") from 1992. Prior to joining INTELSAT, Dr. Martin was Vice President, High Technology Center, The Boeing Company. Dr. Martin also serves on the board of directors of Information Resources, Inc. and Pharmacopeia, Inc. Dr. Martin is the Chair of the Audit Committee.

    Ms. Phillips has been a director since July 1996. She joined Immunex in 1986, was named Senior Vice President, Pharmaceutical Development in September 1994, and was elected an executive officer of Immunex in July 1995. From 1991 until its dissolution in January 1995, Ms. Phillips was Senior Vice President and Chief Operating Officer of Immunex Research and Development Corporation, Immunex's former wholly owned research and development corporation. Ms. Phillips received an M.S. in microbiology from the University of Idaho.

    Dr. Williams has been a director since April 1996. He joined Immunex in 1988 and served as Vice President of Research and Development from 1992 until September 1994, when he was appointed to his current position of Senior Vice President, Discovery Research. Dr. Williams was elected an executive officer of Immunex in July 1995. Dr. Williams received a Ph.D. in physiology from the State University of New York at Buffalo, Roswell Park Memorial Institute Division.

INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

    During the last fiscal year there were six meetings of the Board. All incumbent directors except Dr. Levy and Dr. Martin attended at least 75% of the Board meetings held. All incumbent directors except Dr. Levy attended at least 75% of the meetings held by all committees on which they served.

    In accordance with the Governance Agreement, the Board maintains an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Plan Administration Committee.

    The Audit Committee, currently composed of Messrs. Cramer and Lyons and Dr. Martin, is responsible, among other things, for recommending to the Board the selection of certified public accountants to the Board, reviewing the scope and results of the audits and reviewing Immunex's accounting policies and procedures, system of internal controls and the oversight of Immunex's Year 2000 Committee, which is an internal committee and not a committee of the Board that is charged with responsibility for any modifications and replacements of Immunex's systems and applications likely to be affected by the Year 2000 issue. During the past year, there were two Audit Committee meetings.

    The Compensation Committee, currently composed of Messrs. Carr, Cramer and Lyons and Dr. Martin, is responsible among other things, for recommending to the Board the adoption and amendment of employee benefit plans and arrangements and the engagement of, and terms of any employment agreements and arrangements with, and terminations of, all corporate executive officers. During the past year, there were two Compensation Committee meetings.

    The Nominating Committee, currently composed of Mr. Carr and Dr. Williams, is responsible for the nomination of directors and the solicitation of shareholder proxies. Under the Governance Agreement, designation of directors for nomination is to be made exclusively by Immunex and AHP. During the past year, there were no Nominating Committee meetings.

    The Stock Option Plan Administration Committee, currently composed of Messrs. Carr, Cramer, Lyons and Mahady and Drs. Levy and Martin, is responsible, among other things, for recommending to the Board the adoption and amendment of all stock option plans of Immunex and for administering such plans. During the past year, there were four Stock Option Plan Administration Committee meetings.

COMPENSATION OF DIRECTORS

    Each Independent Director receives $6,000 per quarter and, if the Independent Director is a Chair of a committee, an additional $1,000 per quarter. In addition, each Independent Director receives $1,000 for each Board meeting and each committee meeting attended in person and $500 for each such meeting attended telephonically. Management Directors (as defined below) and Investor Directors receive no additional compensation for attending Board or committee meetings.

    Under Immunex's Stock Option Plan for Nonemployee Directors, each Independent Director receives a one-time grant of an option to purchase 10,000 shares of common stock on the day such director is initially elected or appointed to the Board. Each Independent Director receives an annual grant of an option to purchase 5,000 shares of common stock immediately following each year's Annual Meeting of Shareholders. However, as a consequence of a 1999 amendment to the Stock Option Plan for Nonemployee Directors and the 2-for-1 split of the common stock effected March 25, 1999, each Independent Director will receive an option to purchase a total of 10,000 shares of common stock immediately following the 1999 Annual Meeting of Shareholders. Such options vest at the rate of 20% per year over a five-year period.

         PROPOSAL 2: APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

    The Board unanimously recommends that you vote "FOR" adoption of the 1999 Employee Stock Purchase Plan (the "ESPP"). On February 23, 1999, the Board unanimously approved the adoption of the ESPP subject to approval by the shareholders at the Annual Meeting. The Board believes that since most of Immunex's competitors offer an employee stock purchase plan, the ESPP will enable Immunex to fill a significant gap in its stock-based employee benefit plans offered to prospective and current employees. The Board also believes that the ESPP will help Immunex attract and retain the services of certain employees and provide added incentive to them by encouraging stock ownership in Immunex. The proposed ESPP is attached to this Proxy Statement as Appendix A.

    DESCRIPTION OF THE ESPP. Under the ESPP, qualified employees may purchase shares of common stock through payroll deductions at a 15% discount from market price, without incurring broker commissions. A maximum of 500,000 shares of common stock will be available for purchase under the ESPP. To participate, an individual employee must have a position with regular hours of 20 hours or more per week, have been employed for at least three months (which may be changed by the administrator of the ESPP for any future offering so long as such employment period does not exceed two years) and not be a highly compensated employee with a base salary greater than $175,000 per year. An employee may not continue his or her participation in the ESPP in the event he or she is voluntarily or involuntarily terminated, or if he or she owns or will own, as a result of participating in the ESPP, 5% or more of the combined voting power or value of Immunex capital stock or any related corporation. Non-employee directors of Immunex are not eligible to participate in the ESPP. Approximately 1,000 employees are eligible to participate in the ESPP.

    The ESPP is divided into two six-month offering periods beginning on May 1 and November 1 of each year, provided that the first offering period after the ESPP is adopted will begin on July 1, 1999 and end on October 31, 1999. During these periods, participating employees accumulate funds in an account used to buy common stock through payroll deductions at a rate of not less than 1% nor more than 15% of such employee's base pay during each payroll period in the purchase period. At the end of each six-month offering period, the market price is determined and the participating employees' accumulated funds are used to purchase the appropriate number of whole shares of common stock. No employee may purchase more than $15,000 worth of common stock (based on the fair market value of the common stock on the first day of an offering period) during any calendar year under the ESPP.

    In the ESPP, the purchase price per share of common stock is 85% of the lesser of (1) the fair market value of the common stock on the offering date of such offering and (2) the fair market value of the common stock on the purchase date. On March 9, 1999, the closing price for Immunex's common stock on the
Nasdaq National Market was $      per share.

    Employees have no right to acquire shares under the ESPP upon termination of their employment. Upon termination of employment for any reason prior to the last business day of an offering period, Immunex will pay the balance in the employee's account to the employee or to his or her estate. Neither payroll deductions credited to an employee's account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the employee, other than by will or the laws of descent and distribution. Immunex may treat any such act as an election to withdraw from the ESPP.

    The common stock issued under the ESPP will be authorized but unissued common stock.

    ADMINISTRATION. The Board or the Compensation Committee will administer the ESPP. If designated by the Board or the Compensation Committee, an executive officer of Immunex may administer the ESPP. The Compensation Committee is authorized to administer and interpret the ESPP and to make such rules and regulations as it deems necessary to administer the ESPP, so long as such interpretation, administration or application regarding purchases under the ESPP corresponds to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

    AMENDMENT OF THE ESPP. The Board has the power to amend, suspend or terminate the ESPP, except that the Board may not amend the ESPP without shareholder approval if such approval is required by Section 423 of the Code.

    FEDERAL INCOME TAX CONSEQUENCES. Immunex intends that the ESPP qualify as an "employee stock purchase plan" under Section 423 of the Code. The following discussion summarizes the material federal income tax consequences to Immunex and the participating employees in connection with the ESPP under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

    Under the Code, Immunex is deemed to grant employee participants in the ESPP an "option" on the first day of each offering period to purchase as many shares of common stock as the employee will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each six-month offering period, the market price is determined and the employee is deemed to have exercised the "option" and purchased the number of shares of common stock his or her accumulated payroll deductions will purchase at the market price.

    The required holding period for favorable tax treatment upon disposition of common stock acquired under the ESPP is the later of (1) two years after the deemed "option" is granted (the first day of an offering period) and (2) one year after the deemed "option" is exercised and the common stock is purchased (the last day of an offering period). Thus, the common stock generally must be held for at least one and one-half years after it is purchased to gain favorable tax treatment. When the common stock is disposed of after this period, the employee realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the common stock at the time the deemed "option" was granted exceeded the "option price" and (b) the amount by which the fair market value of the common stock at the time of the disposition exceeded the "option price." "Option price" is equal to 85% of the lesser of the fair market value of the common stock as of the first day of the offering period and the fair market value of the common stock as of the last day of the offering period. Thus, the maximum amount of gain taxable as ordinary income is the amount of the 15% discount measured as of the last day of an offering period. Any further gain is taxed at capital gain rates. If the sale price is less than the option price, there is no ordinary income and the employee recognizes long-term capital loss.

    When an employee sells the common stock before the expiration of the required holding period, the employee recognizes ordinary income to the extent of the difference between the price actually paid for the common stock and the fair market value of the common stock at the date the option was exercised (the last day of an offering period), regardless of the price at which the common stock is sold. If the sale price is less than the fair market value of the common stock at the date of exercise, then the employee will also have a capital loss equal to such difference.

    Even though an employee who meets the requisite holding period must treat part of his or her gain on a disposition of the common stock as ordinary income, Immunex may not take a business deduction for such amount. However, if an employee disposes of common stock before the end of the requisite holding period, the amount of income that the employee must report as ordinary income qualifies as a business deduction for Immunex for the year of such disposition.

               PROPOSAL 3: APPROVAL OF THE 1999 STOCK OPTION PLAN

    The Board unanimously recommends that you vote "FOR" adoption of the 1999 Stock Option Plan (the "1999 Plan"). On February 23, 1999, the Board unanimously approved the adoption of the 1999 Plan subject to approval by the shareholders at the Annual Meeting. The Board believes that the 1999 Stock Plan will help Immunex attract and retain the services of individuals and provide added incentive to them by encouraging stock ownership in Immunex. The proposed 1999 Plan is attached to this Proxy Statement as Appendix B.

    DESCRIPTION OF THE 1999 PLAN. Options may be granted under the 1999 Plan to those employees, directors, and officers of Immunex and its related corporations that the 1999 Plan Administrator (as defined below) selects from time to time. Approximately 1,000 individuals are expected to be eligible to participate in the 1999 Plan.

    Subject to adjustment as provided in the 1999 Plan, a maximum of 6,000,000 shares of common stock will be available for issuance under the 1999 Plan. The Board believes that the 6,000,000 shares of common stock will adequately replenish the pool of shares of common stock available for future use, since Immunex currently has less than 550,000 shares of common stock available for future stock grants under Immunex's 1993 Stock Option Plan (the "1993 Plan"). The Board also believes that the 6,000,000 shares of common stock available for issuance under the 1999 Plan is an appropriate competitive amount. This amount would place Immunex below the 50th percentile among its competitors when the total number of stock options outstanding, plus the total number of shares remaining in Immunex's stock option pool, is compared to the total number of shares of common stock outstanding. Shares issued under the 1999 Plan will be drawn from authorized but unissued shares.

    Subject to adjustment as provided in the 1999 Plan, no more than 200,000 shares of common stock may be awarded in the aggregate to any one participant in a single fiscal year, except that an additional 200,000 shares may be granted to a newly hired individual. The above limits apply to the extent required for compliance with Section 162(m) of the Code. Section 162(m) precludes Immunex from taking a tax deduction for compensation payments to certain executives in excess of $1,000,000, unless such payments qualify for the "performance-based" exemption from the $1,000,000 limitation.

    Any shares of stock covered by an option that subsequently cease to be subject to the option (other than by reason of exercise of the option) will again be available for issuance under the 1999 Plan.

    ADMINISTRATION. The Board, the Stock Option Plan Administration Committee or another committee appointed by the Board will administer the 1999 Plan (the "1999 Plan Administrator") and will have the authority to determine all matters relating to options under the 1999 Plan, including the persons to whom options are granted, the type of options, the number of shares of common stock subject to an option, and all terms, conditions, restrictions and limitations of options. The 1999 Plan Administrator will also have the exclusive authority to interpret the 1999 Plan and may from time to time adopt, and change, rules and regulations of general application for the 1999 Plan's administration.

    OPTIONS. Options granted under the 1999 Plan may be either incentive stock options ("ISOs") or nonqualified stock options ("NSOs"). The exercise price for all ISOs granted under the 1999 Plan will not be less than 100% of the common stock's fair market value on the date of grant and for NSOs will not be less than 85% of the common stock's fair market value on the date of grant. "Fair market value," for purposes of the 1999 Plan, means the closing price for the common stock as reported by the Nasdaq National Market for a single trading day. As mentioned previously, on March 9, 1999, the closing price for common stock on
the Nasdaq National Market was $     per share.

    The 1999 Plan Administrator has broad discretion to determine the terms and conditions under which options are exercisable, but under no circumstances may an option have a term exceeding ten years from the date it is granted. The exercise price for shares purchased under options may be paid in cash or by check, or, unless the 1999 Plan Administrator determines otherwise at the time of grant before the option is exercised, by a combination of cash, check, shares of common stock that have been held for at least six months, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to deliver to Immunex the amount of sale or loan proceeds necessary to pay the exercise price, or any other type of consideration permitted by the 1999 Plan Administrator.

    Each option will be exercisable according to a vesting schedule determined by the 1999 Plan Administrator. If no vesting schedule is set forth in the instrument evidencing the option, the option will become exercisable in five equal annual installments beginning one year after the date of grant. The 1999 Plan Administrator will also determine the circumstances under which an option will be exercisable in the event the optionee ceases to provide services to Immunex or one of its related corporations. If not so established, options generally will be exercisable for one year after termination of services as a result of retirement, disability or death and for three months after all other terminations, but in no event later than the remaining term of the option. An option will terminate automatically if the optionee's services are terminated for cause, as that term is defined in the 1999 Plan.

    TRANSFERABILITY. Unless the 1999 Plan Administrator determines otherwise, and except to the extent permitted by Section 422 of the Code, no option will be assignable or otherwise transferable by the optionee other than by will or the laws of descent and distribution and, during the optionee's lifetime, the option may be exercised only by the optionee.

    CORPORATE TRANSACTION. Unless the outstanding options will be replaced with a comparable option by the successor corporation, immediately prior to certain types of mergers, consolidations or similar events, as a result of which the shareholders of Immunex receive cash, stock or other property in exchange for their shares of common stock, the outstanding options will automatically accelerate and become 100% vested. All such outstanding options will then terminate upon such merger, consolidation or similar event.

    WITHHOLDING. Immunex may require an optionee to pay to Immunex any applicable withholding taxes that Immunex is required to withhold with respect to the exercise of an option. The withholding tax may be paid in cash or, subject to applicable law, the 1999 Plan Administrator may permit the optionee to satisfy such obligations by delivering shares of common stock or by having Immunex withhold such shares.

    AMENDMENT AND TERMINATION. The 1999 Plan may be amended or terminated at any time by the Board of Directors, provided that, to the extent required by
Section 422 of the Code or any applicable law or regulation, any amendment that would increase the number of shares available under the 1999 Plan, modify the class of persons eligible to receive options or otherwise require shareholder approval must be approved by Immunex's shareholders. The 1999 Plan has no fixed termination date; however, ISOs may not be granted more than ten years after the later of the Board's adoption of the Plan and any amendment to the 1999 Plan that is treated as the adoption of a new plan under Section 422 of the Code.

    1999 PLAN BENEFITS. Since awards under the 1999 Plan will be discretionary, awards that may be granted for the 1999 fiscal year are not presently determinable. For purposes of comparison and adjusting for the 2-for-1 split of the common stock effected March 25, 1999, during 1998 options to purchase an aggregate of 290,000 shares of common stock were granted under Immunex's 1993 Stock Option Plan (the "1993 Plan") to all executive officers of Immunex as a group at an exercise price of $31.125, and options to purchase 2,506,540 shares of common stock were granted under the 1993 Plan to all other employees of Immunex as a group (including officers who are not executive officers) at an average exercise price of $31.55. Options granted under the 1993 Plan during 1998 to the named executive officers are set forth under "EXECUTIVE COMPENSATION -- Option Grants in Fiscal 1998." No options were granted under the 1993 Plan during 1998 to directors or nominees for director who are not also executive officers of Immunex.

    FEDERAL INCOME TAX CONSEQUENCES. The following discussion summarizes the federal income tax consequences of the 1999 Plan based on current provisions of the Code, which are subject to change. Any such changes could be applied on a retroactive basis and could adversely alter the consequences discussed herein. The summary does not cover any state or local tax consequences of participating in the 1999 Plan and does not address issues related to the tax consequences of any individual participant. Participants are urged to consult with their tax advisors regarding the effect of participating in the 1999 Plan based on their particular circumstances.

      INCENTIVE STOCK OPTIONS ("ISOS"). An optionee will not have any income at the time an ISO is granted. When an optionee exercises an ISO while employed by Immunex or one of its related corporations or within three months (one year in case of disability) after termination of employment, no ordinary income will be recognized by the optionee at that time. However, the excess (if any) of the fair market value of the shares acquired upon such exercise over the option price is a preference item that may cause the optionee to be subject to an "alternative minimum tax." If the shares acquired upon exercise are not disposed of within either one year from the date of exercise or two years from the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option price of such shares will be long-term capital gain eligible for favorable rates under the Code. If the shares are sold prior to the expiration of such periods (a "disqualifying disposition"), the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the fair market value of the shares at the time the ISO is exercised (or, if less, the sales proceeds) over the option price. Any additional gain will be capital gain. If an ISO is exercised by the optionee more than three months (one year in the case of disability) after termination of employment, the tax consequences are the same as those described below for nonqualified stock options.

    Immunex is not entitled to a tax deduction as the result of the grant or exercise of an ISO. If the optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, Immunex will be entitled to a deduction at the same time and in the same amount as the optionee, assuming that the deduction is not otherwise disallowed by the Code.

      NONQUALIFIED STOCK OPTIONS ("NSOS"). An optionee will not have any income at the time an NSO is granted. When an optionee exercises an NSO, the difference between the option price and the fair market value of the shares on the date of exercise will be ordinary income (subject to payroll taxes and tax withholding) to the optionee and will be allowed as a deduction to Immunex for federal income tax purposes, assuming that the deduction is not otherwise disallowed by the Code. When an optionee disposes of shares acquired by exercise of the option, any amount received in excess of the market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending on how long the shares have been held. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as a long-term or short-term capital loss, depending on how long the shares have been held.

    STOCK-FOR-STOCK EXCHANGES. Special rules apply if the exercise price for an option is paid for with shares previously owned by the optionee rather than in cash. Participants considering the use of previously owned shares to pay the exercise price of an option should consult their tax advisors.

     PROPOSAL 4: APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION

    The Board unanimously recommends that you vote "FOR" the proposed amendment to Article 2 of the Articles of Incorporation that increases the number of authorized shares of common stock by 100,000,000, from 100,000,000 to 200,000,000. On February 23, 1999, the Board unanimously adopted the amendment, subject to approval by the shareholders at the Annual Meeting.

    We believe that the proposed amendment is desirable because it will provide Immunex with sufficient authorized but unissued common stock for valid corporate purposes, such as stock dividends. On February 23, 1999, the Board approved a 2-for-1 split of the common stock, which will be effected on March 25, 1999. The availability of the newly authorized shares of common stock will permit Immunex to take timely advantage of market conditions and favorable opportunities without the delay and expense associated with holding a special meeting of its shareholders when such additional shares are needed.

    DESCRIPTION OF THE PROPOSED AMENDMENT. Section 1 of Article 2 of Immunex's Articles of Incorporation currently provides that Immunex shall have the authority to issue up to 105,000,000 shares, consisting of 100,000,000 shares of common stock having par value of $.01 per share and 5,000,000 shares of preferred stock having a par value of $.01 per share. On the record date, there
were          shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. In addition, as of the record date,
Immunex had outstanding employee stock options for          shares. Immunex has
reserved an additional          shares of authorized but unissued common stock
for future issuance of stock options. After giving effect to the March 25, 1999 stock split, and assuming the shareholders approve the ESPP and the 1999 Plan,
Immunex will have only          reserved shares of authorized but unissued
common stock for future issuance.

    Under the proposed amendment, the number of authorized shares of common stock would increase by 100,000,000. Based on shares outstanding on the record
date, Immunex would have          shares of common stock authorized, unissued
and not reserved for issuance as a result of the proposed amendment. The number of authorized shares of preferred stock would remain at 5,000,000 shares. The holders of common stock do not presently have preemptive rights to subscribe for the additional common stock proposed to be authorized. If the proposed amendment is approved, it will be effective upon the filing of Articles of Amendment with the Washington Secretary of State, which will be done as soon as practicable after approval of the proposal by the shareholders.

    EFFECT OF PROPOSED AMENDMENT. If approved, the amendment will not, by itself, have any effect on the rights of holders of presently issued and outstanding shares of common stock. However, most issuances of the additional common stock would dilute earnings per share and voting rights of the current holders of common stock. The additional common stock would have rights identical to the currently outstanding common stock.

              RELATIONSHIP WITH AMERICAN HOME PRODUCTS CORPORATION
                         AND AMERICAN CYANAMID COMPANY

BACKGROUND

    On June 1, 1993, Immunex's predecessor ("Predecessor Immunex") was merged (the "Merger") into Lederle Oncology Corporation, a previously nondistinct operating unit of Cyanamid, pursuant to an Amended and Restated Agreement and Plan of Merger dated as of December 15, 1992 among Predecessor Immunex, Cyanamid and Lederle Oncology Corporation (the "Merger Agreement"). Cyanamid received 53.5% of the common stock outstanding immediately following the effective time of the Merger (the "Effective Time"), on a fully diluted basis.

    Simultaneously with entering into the Merger Agreement, Predecessor Immunex and Cyanamid entered into the Governance Agreement. AHP assumed the rights and obligations of Cyanamid under the Governance Agreement, which includes, among other things, certain agreements of the parties relating to:

    - the corporate governance of Immunex, including the Board's composition;

    - AHP's rights to purchase additional shares of common stock from Immunex if certain events occur;

    - future purchases and sales of Immunex's securities by AHP;

    - rights of Board members designated by AHP to approve certain corporate actions;

    - the requirement that a supermajority of the Board members approve certain corporate actions; and

    - payments to be made by AHP to Immunex in the event that the products of the Lederle Oncology Business (as defined below) and certain other new products of Immunex did not achieve specified revenue targets.

    In addition, under the Merger Agreement, Immunex, Cyanamid and certain of their respective subsidiaries entered into certain agreements at the closing of the Merger relating to cooperation in research and development, supply and manufacture of certain products, and other matters.

    In late 1994, all the outstanding shares of common stock of Cyanamid were acquired by AHP. Cyanamid is currently a wholly owned subsidiary of AHP. Under an agreement dated September 20, 1994 between Immunex and AHP, AHP agreed not to take any action to cause Cyanamid or its subsidiaries to violate any of their obligations to Immunex. AHP also agreed that if it causes the separate existence of Cyanamid or any of Cyanamid's subsidiaries having obligations to Immunex to cease, or causes such entity to transfer all or substantially all of its assets, AHP will make appropriate provision so that any successor to such entity or transferee of such assets that is an affiliate of AHP will be bound by and required to perform its obligations to Immunex. In addition, AHP agreed it will not take any action to cause Cyanamid or its subsidiaries to violate their obligations to Immunex. All references to AHP in this Proxy Statement include AHP and its subsidiaries, divisions or affiliates that have assumed the obligations of Cyanamid.

GOVERNANCE AGREEMENT

    DESIGNATION OF CANDIDATES FOR BOARD

    The Board following the Annual Meeting will consist of nine directors. Under the Governance Agreement, three directors are designated for election by Immunex (the "Management Directors"), three are designated for election by AHP (the "Investor Directors"), three independent directors are designated for election by agreement of Immunex and AHP, and AHP has the right to designate a fourth independent director for election (the "Independent Directors").

    At all times during the term of the Governance Agreement, the number of directors that AHP and the management of Immunex have the right to designate will be determined by the percentage interest of Immunex beneficially owned by AHP. If AHP's interest is:

    - below 20%, AHP will have no right to designate any directors, and the management of Immunex will have the right to designate six Management Directors;

    - 20% or above but less than 35%, AHP will have the right to designate one Investor Director, and the management of Immunex will have the right to designate five Management Directors;

    - 35% or above but less than 45%, AHP will have the right to designate two Investor Directors, and the management of Immunex will have the right to designate four Management Directors;

    - 45% or above but less than 65%, AHP will have the right to designate three Investor Directors, and the management of Immunex will have the right to designate three Management Directors; and

    - 65% or above, AHP will have the right to designate four Investor Directors, by adding an additional Investor Director to the Board, and the management of Immunex will have the right to designate three Management Directors.

In the event that AHP's interest is such that there are more Investor Directors on the Board than AHP has the right to designate, AHP will promptly cause to resign, and take all other action reasonably necessary to cause the prompt removal of, that number of Investor Directors as required to make the remaining number of Investor Directors conform with the above formula. Similarly, in the event that AHP's interest is such that there are more Management Directors on the Board than the management of Immunex has the right to designate, the management of Immunex will promptly cause to resign, and take all other action reasonably necessary to cause the prompt removal of, that number of Management Directors as required to make the remaining number of Management Directors conform with the above formula.

    With certain exceptions, AHP and the Management Directors will have the right to designate replacements for directors designated under the Governance Agreement by AHP or the Management Directors, at the termination of such director's term or upon death, resignation, retirement, disqualification, removal from office or other cause. The Board will elect each person so designated upon nomination by the Nominating Committee, which consists of an equal number of directors designated by each of Immunex and AHP. No individual who is an officer, director, partner or principal shareholder of any competitor of Immunex or any of its subsidiaries (other than AHP and its affiliates) may be designated to serve as a director of Immunex.

    In any election of directors or any meeting of the shareholders of Immunex called expressly for the removal of directors, AHP and its affiliates will vote their shares of common stock for all nominees in proportion to the votes cast by the other shareholders of Immunex, except that AHP and its affiliates may cast any or all of their votes, in their sole discretion, (1) in favor of any nominee designated by AHP under the Governance Agreement and (2) in connection with any election contest to which Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applies. With certain limited exceptions, in all other matters submitted to a vote of shareholders of Immunex, AHP may vote any or all of its shares in its sole discretion.

    CERTAIN APPROVAL RIGHTS

    So long as AHP has the right to designate at least two Investor Directors, the approval of at least one of the Investor Directors will be required for the Board to approve and authorize certain corporate actions. Such actions include, without limitation:

    - the entry by Immunex or any of its subsidiaries into any merger or consolidation or the acquisition by Immunex or any of its subsidiaries of any business or assets that would constitute more than 10% of the fair market value of the total assets of Immunex and its subsidiaries;

    - the sale, lease, pledge, grant of security interest in, license, transfer or other disposal by Immunex or any of its subsidiaries of more than 10% of the fair market value of the total assets of Immunex and its subsidiaries;

    - with certain exceptions, the issuance of any debt or equity securities or other capital stock of Immunex or any of its subsidiaries;

    - a reclassification, split, redemption or other acquisition of any of the debt or equity securities of Immunex or any of its subsidiaries (subject to certain exceptions);

    - any amendment to Immunex's Articles of Incorporation or Bylaws or any change in the size or composition of the Board or a committee thereof, except in accordance with the Governance Agreement;

    - the establishment of any committee of the Board not specifically described in the Governance Agreement;

    - any change in accounting policies or procedures of Immunex or any of its subsidiaries;

    - the payment or discharge of any claim, liability or obligation other than in the ordinary course of business, except where such claim, liability or obligation does not exceed $350,000;

    - the commencement or termination of any suit, litigation or proceeding with respect to patent rights, and any other suit, litigation or proceeding that involves a claim, liability or obligation in excess of $350,000 or that is material to Immunex's business or assets;

    - any (a) incurrence of indebtedness for borrowed money other than as provided for in Immunex's annual operating plans (the "Annual Operating Plans") provided to AHP or its affiliates from time to time or (b) capital expenditure by Immunex or any of its subsidiaries that is greater than both (1) $350,000 and (2) the amount provided for such expenditure in the Annual Operating Plans;

    - the institution by Immunex or any of its subsidiaries of any shareholder rights plan or similar plan or device;

    - the acquisition by Immunex or any of its subsidiaries of technology or products under any license or similar arrangement if the payments under all such licenses that are not contingent on sales of licensed technology or products would exceed $500,000 during any year; or

    - the dissolution of Immunex or any of its subsidiaries, the adoption of a plan of liquidation for Immunex or any of its subsidiaries or any action by Immunex or any of its subsidiaries to commence any bankruptcy or similar proceeding.

    The approval of seven directors (or, if the Board consists of more than nine persons, that number of directors that represents 70% of the total number of directors, rounded up), will be required for the Board to approve any of the following:

    - the employment of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Chief Scientific Officer of Immunex (each, a "Senior Officer");

    - Annual Operating Plans for Immunex and its subsidiaries, which shall include all material capital expenditures and borrowing plans applicable to the year in question;

    - Immunex's five-year product development and facility plans; and

    - amendment of the Governance Agreement or provisions of Immunex's Articles of Incorporation or Bylaws implementing the provisions of the Governance Agreement (this act also requires the additional approval of two Independent Directors).

    The approval of six directors, which six directors must include each of the Independent Directors, will be required to authorize and approve the termination of any Senior Officer.

    SUBSCRIPTION RIGHTS OF AMERICAN HOME PRODUCTS

    So long as AHP has the right to designate at least one Investor Director, AHP must be offered the right to purchase a pro rata share of new securities prior to any issuance of securities by Immunex. The foregoing right does not apply, however, to securities issued upon exercise of outstanding options or warrants and to certain other issuances specified in the Governance Agreement.

    So long as AHP has the right to designate at least one Investor Director, AHP has the option to purchase from Immunex on a quarterly basis additional shares of common stock or other voting stock of Immunex to the extent necessary to permit AHP to maintain the percentage of shares of common stock or other voting stock of Immunex, as the case may be, owned by AHP and its affiliates as of the immediately preceding quarter. The per share purchase price of such shares of common stock or other voting stock of Immunex, as the case may be, will be equal to the fair market value of such shares, as determined in accordance with the Governance Agreement, on the date of AHP's purchase.

    STANDSTILL PROVISIONS

    AHP had agreed, subject to certain exceptions, not to directly or indirectly purchase or otherwise acquire, or propose or offer to purchase or otherwise acquire, any equity securities of Immunex, whether by tender offer, market purchase, private negotiated purchase, Business Combination (as defined in the Governance Agreement) or otherwise if, immediately after such purchase or acquisition, AHP's beneficial interest in Immunex would exceed 53.5% on a fully diluted basis. This provision expired on June 1, 1998.

    TRANSFER OF IMMUNEX COMMON STOCK BY AMERICAN HOME PRODUCTS

    AHP has agreed that AHP and its wholly owned subsidiaries may transfer (an "Acquisition Sale") all (but not less than all) the shares of common stock of Immunex beneficially owned by them to any other person other than an affiliate of AHP, provided that such other person has offered to acquire all outstanding shares of common stock of Immunex on the same terms and conditions as such Acquisition Sale. In addition, if AHP intends to engage in an Acquisition Sale it is required to notify Immunex of such intent and, for three months subsequent to such notice, Immunex will have the opportunity to present to AHP a potential buyer willing to purchase all (but not less than all) the shares of common stock of Immunex beneficially owned by AHP and its wholly owned subsidiaries. In the event that a potential buyer is presented, AHP may not consummate an Acquisition Sale on terms less favorable to AHP than those proposed by such potential buyer.

    MATERIAL TRANSACTIONS WITH AMERICAN HOME PRODUCTS

    Immunex may not enter into any contract, agreement or transaction with AHP or any of its affiliates that is material to Immunex's business, taken as a whole, unless two-thirds of the members of the Board, excluding the Investor Directors and including at least two Independent Directors, approve such contract, agreement or transaction.

    REGISTRATION RIGHTS

    The holders of at least 25% of the Registrable Securities (as defined in the Governance Agreement) (the "Initiating Holders") may request that Immunex file a registration statement under the Securities Act covering the registration of any or all Registrable Securities held by such Initiating Holders. Immunex will not be obligated to effect more than two such registrations. The Governance Agreement, however, does not limit the number of registrations on Form S-3 that may be requested and obtained if Immunex is eligible to use Form S-3, provided that the estimated aggregate offering price to the public exceeds $25,000,000 and the other provisions of the Governance Agreement are satisfied.

    Subject to certain conditions, if Immunex proposes to file a registration statement under the Securities Act on any form (other than on Form S-4 or S-8) that also would permit the registration of Registrable Securities, and such filing is to be on behalf of Immunex or selling holders of its securities for the general registration of shares of common stock for cash, Immunex must give notice thereof to the holders of the registration rights and permit such holders to include Registrable Securities in the registration.

    AHP's registration rights are subject to certain conditions set forth in the Governance Agreement. In addition, the Governance Agreement sets forth specific procedures relating to such registration rights and detailed obligations of the parties relating thereto. All expenses incident to the performance by Immunex of its obligations relating to the registration of AHP's shares of common stock will be paid by Immunex, except that the Initiating Holders will pay all expenses incident to the second registration. In addition, the holders of Registrable Securities will pay the underwriting commissions and discounts applicable to securities offered for their account in connection with any registrations, filings and qualifications made pursuant to the Governance Agreement, as well as related attorneys' fees. Immunex and the holders of Registrable Securities each have agreed to indemnify the other, in certain instances, for liabilities incurred in connection with such registrations.

    GUARANTY PAYMENTS BY AMERICAN HOME PRODUCTS

    Until December 31, 1997, AHP was obligated to make certain payments to Immunex if revenues from products from those assets and contractual obligations of Cyanamid's oncology business in the United States and Canada that Cyanamid contributed to Lederle Oncology Corporation just prior to the Effective Time (the "Lederle Oncology Business") and certain other products of Immunex did not achieve certain annual targets (the "Target Revenue"). The final payment by AHP was $60,000,000 in February 1998 for the 1997 sales year.

    TERMINATION

    The Governance Agreement will terminate on the earlier of such time as AHP and its affiliates (1) beneficially own 95% of all classes and series of common stock and (2) no longer own any such shares.

PRODUCT RIGHTS AGREEMENT

    On July 1, 1998, Immunex entered into a Product Rights Agreement with AHP, acting through its Wyeth-Ayerst Research division, and Cyanamid, acting through its Lederle division. Under the Product Rights Agreement, certain prior agreements among the parties were terminated (as discussed below), and Immunex granted AHP an option to obtain exclusive royalty-bearing worldwide licenses to certain Immunex products for all indications (the "Product Calls").

    The Product Rights Agreement terminated all provisions of the Research Agreement, dated as of July 1, 1996, among Immunex, AHP and Cyanamid, with the exception of certain rights of first refusal held by AHP (as discussed below). As a result, Immunex's $16,000,000 (adjusted annually for inflation) annual research payment obligation to Wyeth-Ayerst under the Research Agreement was canceled. Immunex fully satisfied its 1998 and final research payment obligation to AHP by the payment of $8,258,033 through June 30, 1998. In addition, Immunex's exclusive North American rights to certain oncology products resulting from research and development by Wyeth-Ayerst Research, and AHP's exclusive rights outside North America to certain oncology products resulting from Immunex research and development, were both terminated. In addition, because AHP has returned to Immunex the rights held by AHP and its affiliates outside North America to LEUKINE-Registered Trademark- (sargramostim, GM-CSF), MOBIST-TM- (FLT-3 ligand), and Interleukin-15 (IL-15), Immunex holds worldwide rights to these products and will pay certain royalties to AHP on any future sales outside North America of these products.

    AHP retains certain rights of first refusal which had been set forth in the Research Agreement. AHP may exercise these rights of first refusal if the Board determines that Immunex will not market a product or technology by itself in any part of the world where Immunex has or acquires marketing rights. AHP's right of first refusal applies to Immunex products and technologies in all fields, including NUVANCE-TM- (IL-4 receptor), but does not apply to LEUKINE, MOBIST, IL-15, CD40 ligand and certain other products.

    The Product Rights Agreement provides AHP with a Product Call for up to four Immunex products over a period discussed below. The Product Rights Agreement also provides that AHP must exercise a Product Call for an Immunex product, if at all, within certain time periods. Certain Immunex products are excluded from Product Calls, including, but not limited to, ENBREL-Registered Trademark- (etanercept), LEUKINE, NUVANCE, MOBIST, CD40 ligand, IL-15, any product marketed by Immunex as of July 1, 1998, and certain other products.

    Upon exercising a Product Call for an Immunex product, AHP and Immunex will enter into an "Elected Product Agreement" granting AHP exclusive worldwide rights (or if less than exclusive worldwide rights are held by Immunex, all of Immunex's rights) to such product for all indications. Under the Elected Product Agreement, AHP will commit to pay Immunex an initial fee, milestone payments and certain royalties on any eventual worldwide net sales of the product subject to the Product Call after regulatory approvals. The initial fee, milestone payments and royalties are determined by the development stage of the product when the Product Call is exercised. In the aggregate, the initial fees and milestone payments range from $25,000,000 if Immunex has formally accorded the product U.S. IND status to $70,000,000 after notice by Immunex to AHP that data from the first positive Phase II clinical trial results are available for the product. The royalties payable to Immunex also increase based on the development stage of the product subject to the Product Call and based upon such product attaining certain annual net sales thresholds.

    Immunex has the right to retain all rights to up to two products for which AHP has exercised Product Calls (each, a "Conversion Right") in exchange for Immunex's commitment to pay certain milestone payments and royalties to AHP and, in the case of a second Conversion Right only, an initial fee. The milestone payments payable by Immunex are fixed at one-half the amount otherwise payable by AHP, and the royalties paid by Immunex are in all cases fixed at the lowest of the four levels of royalties otherwise payable by AHP. In the event Immunex exercises one of its Conversion Rights for an Immunex product, which rights must be exercised, if at all, within 30 days after AHP exercises one of its Product Calls, Immunex and AHP will enter into a "Converted Product Agreement" with respect to such product providing for such payments to AHP, unless AHP has exercised its option to obtain a replacement Product Call (as discussed below).

    Immunex may not exercise its Conversion Rights on both of the first two Product Calls exercised by AHP. If Immunex exercises a Conversion Right, AHP may within 30 days elect to obtain one replacement Product Call from Immunex and, by so electing, AHP waives its right to receive an initial fee (if applicable), milestone payments and royalties from Immunex on such converted product. If either Immunex or AHP exercises its rights under the Product Rights Agreement and acquires or retains rights to a product, as applicable, the exercising party will assume independent development responsibility for the product, including all funding related thereto.

    The Product Rights Agreement terminates the New Oncology Product License Agreement, dated as of June 1, 1993 and amended as of July 1, 1996, between Immunex and Cyanamid, pursuant to which Immunex had granted to Cyanamid an exclusive license to make, have made, use and sell outside North America certain oncology products resulting from the research and development efforts of Immunex. As a result of the termination, the applicable oncology product rights outside North America previously granted to Cyanamid return to Immunex in exchange for royalty payments from Immunex to AHP on future sales of LEUKINE, MOBIST and IL-15 outside North America. The Product Rights Agreement also terminated the FLT-3 Ligand License and Development Agreement, effective as of July 1, 1996, between Immunex and AHP, pursuant to which Immunex granted AHP exclusive rights to FLT-3 ligand outside North America and AHP committed to paying Immunex a royalty equal to 5% of the net sales outside North America.

    AHP's rights to exercise additional Product Calls will terminate upon the first to occur of the following events: (1) AHP has exercised Product Calls and entered into Elected Product Agreements with respect to four Immunex products, subject to Immunex's two Conversion Rights and AHP's replacement Product Call,
(2) June 30, 2008, with an additional year if Immunex exercises both of its Conversion Rights, or (3) upon the later of June 30, 2003 or the date by which AHP has been provided with an aggregate of eight Candidate Product Opportunities (as defined in the Product Rights Agreement) to exercise a Product Call, which number increases to nine Candidate Product Opportunities in certain circumstances. AHP's rights of first refusal to Immunex products and technologies will terminate upon the later of June 30, 2003 or the date that AHP or its affiliates cease to be a majority shareholder of Immunex.

TACE AGREEMENT

    In December 1995, Immunex and AHP entered into a License Agreement and a Research Collaboration, Development and License Agreement relating to tumor necrosis factor converting enzyme (the "TACE Agreements"). Pursuant to the TACE Agreements, Immunex has granted AHP a worldwide exclusive license under Immunex intellectual property relating to TACE, and agreed to collaborate with AHP in developing TACE inhibitors, in consideration of certain fixed payments for research services, and contingent additional payments that are payable upon achievement of specified research and clinical milestone events. In 1997, Immunex recognized $6,000,000 in revenues under the TACE Agreements. In September 1997, in conjunction with the Promotion Agreement discussed below, AHP and Immunex amended one of the TACE Agreements in order to substantially increase the royalty payable by AHP to Immunex on the first TACE molecule approved by the United States Food and Drug Administration (the "FDA"), if any.

TNFR LICENSE AND DEVELOPMENT AGREEMENT

    On July 1, 1996, Immunex and AHP entered into a TNFR License and Development Agreement (the "TNFR License Agreement"), which restates AHP's exclusive rights to ENBREL (etanercept) outside North America and addresses joint project management, cost sharing, manufacturing responsibilities, intellectual property protection and disposition of rights upon relinquishment or termination of product development. Previously, AHP's rights in ENBREL had been stated in the superseded Research and Development Agreement between Immunex and Cyanamid. AHP's shared development costs totaled $10,184,704 during 1998.

ENBREL PROMOTION AGREEMENT

    On September 25, 1997, Immunex and AHP entered into the ENBREL Promotion Agreement, under which AHP, acting through its Wyeth-Ayerst Laboratories division, has the rights to promote ENBREL to all appropriate customer segments in North America for all approved indications other than oncology. Under the terms of the ENBREL Promotion Agreement, which is a long-term agreement, Immunex may receive up to $100,000,000 from AHP in nonrefundable scheduled payments for the North American promotion rights to ENBREL. In September 1997, Immunex received a $15,000,000 scheduled payment from AHP upon the signing of the ENBREL Promotion Agreement. In June 1998, Immunex received a $20,000,000 scheduled payment from AHP when Immunex's biologics license application was accepted for review by the FDA, and in December 1998 Immunex received a $30,000,000 scheduled payment from AHP upon FDA approval of ENBREL. The ENBREL Promotion Agreement also addresses (1) the formation of a joint ENBREL Management Committee, (2) payment to AHP of a certain percentage of any gross profits of ENBREL in North America, (3) an allocation of each party's commercial expenses associated with marketing and sales activities with respect to ENBREL, (4) Immunex's retained rights to promote ENBREL in North America for any approved oncology indications and to co-promote ENBREL in North America for any approved indications promoted by AHP, (5) AHP's reimbursement of certain clinical and regulatory expenses associated with obtaining certain new indications for ENBREL, (6) an allocation of certain intellectual property expenses, (7) certain protections for Immunex in the event AHP markets a product in North America that is directly competitive with ENBREL, and (8) the payment of certain residual royalties to AHP in the three years following completion of AHP's activities under the ENBREL Promotion Agreement.

                               EXECUTIVE OFFICERS

    The following persons are executive officers of Immunex who will serve in the capacities noted until April 29, 1999, or until the election and qualification of their successors. Each officer named below is expected to be reelected at the Board meeting to be held on April 29, 1999.

                                                                                                            OFFICER
           NAME              AGE                    POSITIONS AND OFFICES WITH IMMUNEX                       SINCE
---------------------------  ---  ----------------------------------------------------------------------  -----------

Edward V. Fritzky            48   Chief Executive Officer                                                       1994

Scott G. Hallquist           45   Senior Vice President; General Counsel; Secretary                             1987

Peggy V. Phillips            45   Senior Vice President, Pharmaceutical Development                             1995

Douglas G. Southern          56   Senior Vice President; Chief Financial Officer; Treasurer                     1991

Leonard R. Stevens           49   Senior Vice President, Marketing                                              1994

Douglas E. Williams          40   Senior Vice President, Discovery Research                                     1995

    For the biographical summaries of Mr. Fritzky, Ms. Phillips and Dr. Williams, see "PROPOSAL 1: ELECTION OF DIRECTORS."

    Mr. Hallquist has been Senior Vice President, General Counsel and Secretary since October 1990. Mr. Hallquist joined Immunex in June 1986, initially as Director, Legal Affairs. He was elected to serve as Secretary in May 1987 and as Vice President and General Counsel in January 1989. Prior to joining Immunex, he was employed by E.I. du Pont de Nemours & Co. as patent counsel. Mr. Hallquist is a director of Qual-Med Washington Health Plan, Inc., a health maintenance organization and subsidiary of Health Systems International, Inc. Mr. Hallquist received an M.B.A. and a J.D. from the University of North Carolina in 1981.

    Mr. Southern has been Senior Vice President, Chief Financial Officer and Treasurer since January 1991. Prior to joining Immunex, Mr. Southern was Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Pay 'N Pak Stores, Inc., a retail firm headquartered in Seattle, Washington, and a partner in the accounting firm of Arthur Young & Company (now Ernst & Young LLP). Mr. Southern received a Masters of Accounting degree from the University of Southern California in 1965.

    Mr. Stevens has been Senior Vice President, Marketing since February 1997. Mr. Stevens joined Immunex in July 1993 as Senior Vice President, Strategic and New Product Planning, and was elected an executive officer in 1994. From May 1996 until February 1997, Mr. Stevens served as Senior Vice President, Marketing and Business Development. Mr. Stevens had been employed by Lederle since December 1989, where he served in several capacities, including Director of Medical Education and Programs, Hospital District Sales Manager and Director of Oncology Marketing, prior to being appointed as Vice President and General Manager of Oncology in June 1992. Mr. Stevens received an M.B.A. from the University of Pittsburgh in 1977.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain compensation information as to (1) Immunex's Chief Executive Officer and (2) Immunex's four other most highly compensated executive officers for services rendered in all capacities for Immunex during the fiscal years ended December 31, 1996, 1997 and 1998. This information is adjusted to reflect the 2-for-1 split of the common stock effected March 25, 1999.

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                               ANNUAL COMPENSATION             -------------
                                                     ----------------------------------------     SHARES         ALL OTHER
                                                                               OTHER ANNUAL     UNDERLYING    COMPENSATION($)
NAME AND PRINCIPAL POSITION                 YEAR     SALARY($)    BONUS($)   COMPENSATION($)    OPTIONS(#)          (1)
----------------------------------------  ---------  ----------  ----------  ----------------  -------------  ----------------

Edward V. Fritzky.......................       1998  $  525,000  $  525,000         --              90,000       $   40,992
  Chief Executive Officer                      1997     468,000     409,500         --              80,000           23,929
                                               1996     450,000      59,061         --             120,000           27,452

Scott G. Hallquist......................       1998     280,392     196,837         --              40,000           23,497
  Senior Vice President;                       1997     245,960     150,930         --              42,500           15,236
  General Counsel;                             1996     258,000      33,860         --              54,400           36,227
  Secretary

Peggy V. Phillips.......................       1998     269,179     311,025         --              40,000           25,386
  Senior Vice President,                       1997     228,690     214,397         --              90,000           12,594
  Pharmaceutical                               1996     207,900      27,287         --              59,500            6,000
  Development

Douglas G. Southern.....................       1998     227,185     146,194         --              40,000           20,298
  Senior Vice President; Chief                 1997     217,402     122,289         --              34,000           14,057
  Financial Officer; Treasurer                 1996     209,040      27,437         --              49,300           30,130

Douglas E. Williams.....................       1998     238,140     193,489         --              40,000           20,292
  Senior Vice President,                       1997     226,800     141,750         --              40,000           13,608
  Discovery Research                           1996     210,000      27,563         --              59,500           25,947

------------------------

(1) Consists of matching contributions to a 401(k) savings plan of $37,380, $21,566, $24,179, $17,474 and $18,995, payment of excess life insurance premiums of $1,827, $978, $351, $2,052 and $488 and payment of long-term disability premiums of $1,785, $953, $855, $772 and $810 for Mr. Fritzky, Mr. Hallquist, Ms. Phillips, Mr. Southern and Dr. Williams, respectively, in 1998. All dollar amounts are rounded to the nearest whole dollar.

    OPTION GRANTS IN FISCAL 1998

    The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1998 to Immunex's Chief Executive Officer and the other officers for whom compensation is reported in this Proxy Statement. This information is adjusted to reflect the 2-for-1 split of the common stock effected March 25, 1999.

                                                           INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE
                                       ----------------------------------------------------------    AT ASSUMED ANNUAL RATES
                                        NUMBER OF     PERCENT OF                                          OF STOCK PRICE
                                       SECURITIES   TOTAL OPTIONS                                    APPRECIATION FOR OPTION
                                       UNDERLYING     GRANTED TO                                             TERM(3)
                                         OPTIONS     EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   ----------------------------
NAME                                   GRANTED(#)    FISCAL YEAR      ($/SHARE)(1)      DATE(2)        5%($)         10%($)
-------------------------------------  -----------  --------------   --------------   -----------  -------------  -------------
Edward V. Fritzky....................      90,000          4%        $   31.125          2/25/08   $   1,761,691  $   4,464,471

Scott G. Hallquist...................      40,000          2%            31.125          2/25/08         782,974      1,984,209

Peggy V. Phillips....................      40,000          2%            31.125          2/25/08         782,974      1,984,209

Douglas G. Southern..................      40,000          2%            31.135          2/25/08         782,974      1,984,209

Douglas E. Williams..................      40,000          2%            31.125          2/25/08         782,974      1,984,209

------------------------

(1) The exercise price of the options is equal to the fair market value of the underlying common stock on the date of grant.

(2) All options granted in 1998 terminate 10 years from the date of grant.

(3) Future value of current year grants assuming appreciation of 5% and 10% per year over the 10-year option period. The actual value realized may be greater or less than the potential realizable values set forth in the table.

    OPTION EXERCISES IN FISCAL 1998 AND YEAR-END VALUES

    The following table sets forth certain information as of December 31, 1998 regarding options held by Immunex's Chief Executive Officer and the other officers for whom compensation is reported in this Proxy Statement. Mr. Williams acquired, and subsequently sold, 8,000 shares on exercise of his options during the fiscal year ended December 31, 1998. No other officers exercised any options during the fiscal year. This information is adjusted to reflect the 2-for-1 split of the common stock effected March 25, 1999.

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                                                                 OPTIONS AT FISCAL          MONEY OPTIONS AT FISCAL
                                     SHARES        VALUE            YEAR-END (#)                  YEAR-END ($)
                                  ACQUIRED ON    REALIZED    --------------------------  ------------------------------
NAME                              EXERCISE (#)      ($)      EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
--------------------------------  ------------  -----------  -----------  -------------  --------------  --------------
Edward V. Fritzky...............       --           --          267,000        278,000   $   14,515,969  $   12,903,564

Scott G. Hallquist..............       --           --          153,260        108,640        7,782,730       4,902,806

Peggy V. Phillips...............       --           --           86,600        152,900        4,303,519       5,149,247

Douglas G. Southern.............       --           --          119,520         98,780        6,087,079       4,389,289

Douglas E. Williams.............       16,000    $ 510,000       60,600        112,900        3,161,706       5,149,247

    CHANGE IN CONTROL AND EMPLOYMENT AGREEMENTS

    Messrs. Fritzky, Hallquist and Southern, Ms. Phillips and Dr. Williams are each covered under Immunex's Leadership Continuity Policy. The Leadership Continuity Policy provides that, if such executive officer's employment is terminated under certain circumstances within two years of the occurrence of a specified change in control of Immunex, then such executive officer will be entitled to receive (1) an amount equal to two years of his or her then-current salary and then-current annual incentive opportunity assuming the target has been achieved at the 100% level for the two-year period following termination of employment, less applicable withholdings required by law; (2) continued participation in Immunex's medical, dental, employee assistance and life insurance plans for two years following such termination; and (3) certain outplacement services.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is currently composed of Messrs. Carr, Cramer and Lyons and Dr. Martin. Mr. Carr is a Senior Vice President of AHP. See "RELATIONSHIP WITH AMERICAN HOME PRODUCTS CORPORATION AND AMERICAN CYANAMID COMPANY."

     REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE AND THE
                   STOCK OPTION PLAN ADMINISTRATION COMMITTEE

    Immunex's compensation policy as established by the Board is intended to provide competitive compensation to all employees, giving consideration to the relative contribution and performance of each employee on an individual basis. It is Immunex's policy to compensate its executive officers at levels consistent with industry norms, primarily in the form of base salary, together with incentive bonuses. In addition, it is Immunex's policy to grant stock options to each of its executive officers to align their interests with shareholder value. The biotechnology industry is extremely competitive with respect to recruitment and retention of qualified executives; accordingly, Immunex uses independently published surveys of biotechnology industry compensation levels to ensure that Immunex's compensation practices are comparable to other biotechnology companies.

    Determining the compensation of Immunex's executive officers is the responsibility of the Board, through its Compensation Committee, which has overall responsibility for Immunex's compensation policies for senior management. Its Stock Option Plan Administration Committee is responsible for administering Immunex's stock option plans. The Compensation Committee makes recommendations to the Board as to the salaries of, and incentive bonuses awarded to, Immunex's Chief Executive Officer and other executive officers. The Stock Option Plan Administration Committee determines the number and terms of options granted to Immunex's Chief Executive Officer, other executive officers and all other employees.

    Executive compensation consists of three major components: base salary, annual incentive bonus and stock options. The determination of base salaries of the Chief Executive Officer and other executive officers is based on annual surveys of similar positions at other biotechnology companies (described below as the Comparison Group), together with assessments of individual performance and Immunex's achievement of predetermined operating goals that are established annually by the Board (the goals for 1998 are described below). Relative weights are assigned to the factors used to determine base salaries for individual executives. Assessments of individual performance include objective standards and subjective evaluations of the value of individual executives to Immunex. The surveys employed include some, but not all, of the companies in the Nasdaq Pharmaceutical Index, one of the indices used in Immunex's performance graph that appears below.

    The Compensation Committee meets each December to determine the annual salary component of executive compensation to be paid in the following calendar year, and the amount of cash incentive bonus compensation to be awarded executives for performance in the current year. The salaries paid to executives in 1998 were determined by reference to 1997 compensation survey data, adjusted upwards for inflation during the term between July 1997 and December 1997. The survey data considered by the Compensation Committee in determining executive salaries included salary information provided by 39 biotechnology companies having more than 500 employees (the "Comparison Group"), as well as a subgroup of 15 of the largest biotechnology companies (the "Comparison

Subgroup"). The Compensation Committee believes that the Comparison Group and the Comparison Subgroup were representative of industry norms in late 1997; each group is weighted approximately equally by the Compensation Committee. The Comparison Subgroup consisted of Agouron Pharmaceuticals, Inc., ALZA Corporation, Amgen, Inc., Biogen, Inc., Chiron Corporation, Centocor, Inc., Genentech, Inc., Genetics Institute, Genzyme Corporation, Gilead Sciences, Inc., MedImmune, Inc., Millennium Pharmaceuticals, Inc. and biotechnology affiliates or subsidiaries of Baxter Biotech Group, Bayer Corporation, and Scios Nova, Inc. In the case of Mr. Fritzky, the Compensation Committee established a base salary of $525,000 for 1998, which represented approximately 122% of average compensation for chief executive officers included in the Comparison Subgroup and 128% of the average compensation for chief executive officers included in the Comparison Group. The Compensation Committee established 1998 base salaries for Immunex's other executive officers ranging from 90% to 115% of the average compensation for executives performing similar functions in companies included in the Comparison Subgroup and from 97% to 153% of the average compensation for executives performing similar functions in companies included in the Comparison Group. Because of the difficulty of making precise job comparisons for Immunex's executive officers with the Comparison Group and Comparison Subgroup, the Compensation Committee utilized other data sources in determining the annual salary of executive officers for 1998, including the 1997 Towers Perrin Pharmaceutical Industry Executive Compensation survey.

    From time to time, the Compensation Committee considers survey data in establishing new annual bonus incentive targets for Immunex's executive officers, including annual bonus information provided for executive officers by a representative group of selected biotechnology companies, as well as from proprietary sources obtained by the external compensation consultant. The annual bonus incentive targets most recently approved by the Compensation Committee for Immunex's executive officers represented approximately the 50th percentile from these sources. The Compensation Committee has decided that annual bonus incentive awards for Immunex's executive officers should be driven by Immunex's overall achievements. Company objectives are established at the beginning of each year and approved by the Board. On an annual basis, the Compensation Committee conducts an assessment of Immunex's overall performance as measured against Immunex objectives for the applicable year, and at that time the Compensation Committee determines the maximum percentage of the annual bonus incentive targets payable to Immunex's executive officers. The annual bonus targets can be increased by the Compensation Committee if Immunex has exceeded its objectives for the year or decreased if Immunex has failed to meet its objectives for the year. An annual bonus award can be modified upward (up to 150% of the annual bonus incentive target) or downward (to 0%) by the Compensation Committee, depending on the strength of the individual executive officer's performance.

    At its February 1997 meeting, the Compensation Committee approved the following annual incentive targets for Immunex's executive officers, which targets are subject to modification based on the individual executive officer's performance and based on whether Immunex has met its objectives for the year. In 1998, the Chief Executive Officer, Mr. Fritzky, is eligible for an annual incentive target of 70% of base salary. In addition, the other officers for whom compensation is reported in this Proxy Statement are eligible in 1998 for an annual incentive target of 45% of base salary or 50% of base salary. At its July 1998 meeting, the Compensation Committee increased the annual salary and also increased the annual incentive target from 50% to 55% of base salary for the Senior Vice President, Pharmaceutical Development, since she had taken on significant additional responsibilities as the General Manager for ENBREL.

    At its December 1998 meeting, the Compensation Committee elected to establish incentive targets for Mr. Fritzky and the other executive officers for whom compensation is reported in this Proxy Statement of 130% of the annual incentive target amount for which each officer was eligible (i.e., 130% of 70% of base salary for Mr. Fritzky, 130% of 55% for Ms. Phillips and Dr. Williams, and 130% of 45% for Mr. Hallquist and Mr. Southern). The Compensation Committee's decision took into account Immunex's overall performance against established 1998 objectives, which had been assigned relative weights by the Board. All of Immunex's 1998 objectives previously established by the Board had been met or exceeded, including achievement of budgeted goals for revenue growth and reduction of the net operating loss for Immunex; FDA submission of a biologics license application for ENBREL; completion of certain clinical trials of ENBREL in juvenile rheumatoid arthritis and the achievement of certain timeline goals regarding the clinical trial of ENBREL in early rheumatoid arthritis; initiation of the clinical trial program for ENBREL in congestive heart failure; completion of a multi-dosing efficacy clinical trial for NUVANCE; completion of a Phase II clinical trial of MOBIST in peripheral blood stem cell mobilization in cancer patients; and completion of a CD40 ligand safety study. To qualify compensation for deductibility for federal income tax purposes, it is Immunex's policy to meet the requirements for exclusion from the limit on deduction imposed by
Section 162(m) of the Code, by paying performance-based compensation if possible and, with respect to cases in which it is not possible to meet the requirements for exclusion from Section 162(m) of the Code, Immunex intends to minimize any award of compensation in excess of the limit.

    In addition, the Compensation Committee elected to increase the annual bonus award of Mr. Fritzky and the other executive officers discussed above based on the strength of their individual performance in 1998. In the case of Mr. Fritzky as Chief Executive Officer, the Compensation Committee increased his annual bonus award to 110% of 70% of his base salary based on his very strong individual performance in 1998. Thus, when both adjustments to Mr. Fritzky's annual bonus award are combined (i.e., 130% of 70% of base salary for Immunex's overall performance against 1998 objectives, and 110% of 70% of his base salary based on his 1998 individual performance), Mr. Fritzky received approximately 143% (130% multiplied by 110%) of 70% of his 1998 base salary of $525,000, which amounted to a annual bonus award of $525,000.

    Options to purchase shares of Immunex stock were granted to the officers named in this report, as well as other employees, during 1998. The option grant was undertaken pursuant to Immunex's long-term incentive performance award program, initially implemented in 1993, wherein employees are eligible to receive a grant of stock options dependent on individual performance and position held. Under this program, in 1998 Mr. Fritzky received a grant to purchase 90,000 shares of stock; other officers named in this Proxy Statement received grants to purchase 40,000 shares.

       COMPENSATION COMMITTEE

       Joseph J. Carr
       Kirby L. Cramer
       John E. Lyons
       Edith W. Martin

       STOCK OPTION PLAN ADMINISTRATION COMMITTEE
       Joseph J. Carr
       Kirby L. Cramer
       Robert I. Levy
       John E. Lyons
       Joseph M. Mahady
       Edith W. Martin

                               PERFORMANCE GRAPH
                    COMPARISON OF CUMULATIVE TOTAL RETURN(1)
          AMONG IMMUNEX, S&P 500 INDEX AND NASDAQ PHARMACEUTICAL INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

FIVE YEAR CUMULATIVE RETURN INDEX

                                    Pharmaceutical    S&P 500     Immunex
12/31/93                                   $100.00    $100.00     $100.00
12/30/94                                    $75.26    $101.37      $91.54
12/29/95                                   $138.04    $139.51     $101.54
12/31/96                                   $138.47    $172.01     $120.00
12/31/97                                   $142.98    $229.60     $332.31
12/31/98                                   $183.02    $295.72     $774.23

------------------------

(1) Assumes $100 invested at the close of trading on December 31, 1993 in the common stock, in the S&P 500 Index and in the Nasdaq Pharmaceutical Index.

NOTE: Stock price performance shown above for the common stock is historical and not necessarily indicative of future price performance.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires Immunex's officers, directors and persons who own more than 10% of a registered class of Immunex's equity securities to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-10% shareholders are required by Commission regulation to furnish Immunex with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms it received, or written representations from certain reporting persons that no forms were required for those persons, Immunex believes that during 1998 all filing requirements required by Section 16(a) applicable to its officers, directors and greater-than-10% beneficial owners were complied with by such persons with the exception of AHP which filed a late Form 5 for 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board has selected Ernst & Young LLP, certified public accountants, to act as independent auditors of Immunex for the fiscal year ending December 31, 1999. Ernst & Young LLP has been Immunex's auditor since Immunex's inception.

    A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Under the Commission's proxy rules, shareholder proposals that meet certain conditions may be included in Immunex's Proxy Statement and form of Proxy for a particular annual meeting. Shareholders that intend to present a proposal at Immunex's 2000 Annual Meeting must give notice of the proposal to Immunex no later than November 26, 1999 to be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting. Shareholders that intend to present a proposal that will not be included in the Proxy Statement and form of Proxy must give notice of the proposal to Immunex no fewer than 60 or more than 90 days prior to the date of the 2000 Annual Meeting. Receipt by Immunex of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in Immunex's proxy materials or its presentation at the 2000 Annual Meeting because there are other requirements in the proxy rules.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than the matters specifically referred to in this Proxy Statement. If other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

    Copies of the Immunex 1998 Annual Report to Shareholders are being mailed to shareholders, together with this Proxy Statement, form of Proxy and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Secretary of Immunex, 51 University Street, Seattle, Washington 98101.

    IMMUNEX'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS INCLUDED IN IMMUNEX'S 1998 ANNUAL REPORT TO SHAREHOLDERS.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Scott G. Hallquist
                                          SECRETARY

Seattle, Washington
March 24, 1999

                                                                      APPENDIX A

                              IMMUNEX CORPORATION
                       1999 EMPLOYEE STOCK PURCHASE PLAN

                               SECTION 1. PURPOSE

    The purposes of the Immunex Corporation 1999 Employee Stock Purchase Plan (the "Plan") are (a) to assist employees of Immunex Corporation, a Washington corporation (the "Company"), and its designated subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and (b) to encourage employees to remain in the employ of the Company and its subsidiaries.

                             SECTION 2. DEFINITIONS

    For purposes of the Plan, the following terms shall be defined as set forth below.

    "BOARD" means the Board of Directors of the Company.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMITTEE" means the Company's Compensation Committee.

    "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

    "COMPANY" means Immunex Corporation, a Washington corporation.

    "DESIGNATED SUBSIDIARY" has the meaning set forth under the definition of "Eligible Employee" in this Section 2.

    "ELIGIBLE COMPENSATION" means all salary and wages including overtime. Regular cash compensation does not include cash bonuses, commissions, severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave, gain from stock option exercises or any other special payments.

    "ELIGIBLE EMPLOYEE" means any employee of the Company or any domestic Subsidiary Corporation or any other Subsidiary Corporation designated by the Board or the Committee (each a "Designated Subsidiary"), who is in the employ of the Company (or any Designated Subsidiary) on one or more Offering Dates and who meets the following criteria:

    (a) the employee does not, immediately after the option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation of the Company;

    (b) the employee's customary employment is for 20 hours or more per week; provided, however, that the Plan Administrator may increase or decrease this minimum requirement for any future Offering so long as the maximum number of hours does not exceed 20;

    (c) if specified by the Plan Administrator for future Offerings, a minimum requirement for customary employment of up to a maximum of five months per year;

    (d) the employee has been employed for at least three months as of the Offering Date; provided, however, if specified by the Plan Administrator for any future Offering, a minimum employment period that does not exceed two years; and

    (e) the employee is not a highly compensated employee. For purposes of the Plan, a "highly compensated employee" is any employee of the Company or a Designated Subsidiary who has a base salary in excess of $175,000 per year; provided, however, that the Plan Administrator may increase or decrease this amount for any future Offering within the limitations imposed by Code Section 423.

If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Employees.

    "ENROLLMENT PERIOD" has the meaning set forth in Section 7.1.

    "ESPP BROKER" has the meaning set forth in Section 10.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "OFFERING" has the meaning set forth in Section 5.1.

    "OFFERING DATE" means the first day of an Offering.

    "OPTION" means an option granted under the Plan to an Eligible Employee to purchase shares of Common Stock.

    "PARENT CORPORATION" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    "PARTICIPANT" means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 7.1 and who has not withdrawn from the Plan or whose participation in the Plan is not terminated.

    "PLAN" means the Immunex Corporation 1999 Employee Stock Purchase Plan.

    "PURCHASE DATE" means the last day of each Purchase Period.

    "PURCHASE PERIOD" has the meaning set forth in Section 5.2.

    "PURCHASE PRICE" has the meaning set forth in Section 6.

    "SUBSCRIPTION" has the meaning set forth in Section 7.1.

    "SUBSIDIARY CORPORATION" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                           SECTION 3. ADMINISTRATION

3.1 PLAN ADMINISTRATOR

    The Plan shall be administered by the Board or the Committee or, if and to the extent the Board or the Committee designates an executive officer of the Company to administer the Plan, by such executive officer (each, the "Plan Administrator"). Any decisions made by the Plan Administrator shall be applicable equally to all Eligible Employees.

3.2 ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

    Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless reserved to the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's other officers or employees as the Plan Administrator so determines.

                        SECTION 4. STOCK SUBJECT TO PLAN

    Subject to adjustment from time to time as provided in Section 20, the maximum number of shares of Common Stock which shall be available for issuance under the Plan shall be 500,000 shares. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

                           SECTION 5. OFFERING DATES

5.1 OFFERINGS

    (a) Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings (each, an "Offering"). Offerings shall commence on May 1 and November 1 of each year and end on the next October 31 and April 30, respectively, occurring thereafter; provided, however, that the first Offering shall begin on July 1, 1999 and shall end on October 31, 1999.

    (b) Notwithstanding the foregoing, the Plan Administrator may establish (i) a different term for one or more Offerings and (ii) different commencing and ending dates for such Offerings; provided, however, that an Offering may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the fair market value of the Common Stock on the Purchase Date, the Offering may not exceed one year.

    (c) In the event the first or the last day of an Offering is not a regular business day, then the first day of the Offering shall be deemed to be the next regular business day and the last day of the Offering shall be deemed to be the last preceding regular business day.

5.2 PURCHASE PERIODS

    (a) Each Offering shall consist of one or more consecutive purchase periods (each, a "Purchase Period"). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. Except as otherwise set forth below, a Purchase Period shall commence on May 1 and November 1 of each year and end on the next October 31 and April 30, respectively, occurring thereafter; provided, however, that the Purchase Period for the first Offering shall begin on July 1, 1999 and shall end on October 31, 1999.

    (b) Notwithstanding the foregoing, the Board may establish (i) a different term for one or more Purchase Periods and (ii) different commencing and ending dates for any such Purchase Period.

    (c) In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

5.3 GOVERNMENTAL APPROVAL; SHAREHOLDER APPROVAL

    Notwithstanding any other provision of the Plan to the contrary, an Option granted pursuant to the Plan shall be subject to (a) obtaining all necessary governmental approvals and qualifications of the Plan and of the issuance of Options and sale of Common Stock pursuant to the Plan and (b) obtaining shareholder approval of the Plan.

                           SECTION 6. PURCHASE PRICE

    The purchase price (the "Purchase Price") at which Common Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan (the "Offering Exercise Price") shall be 85% of the lesser of (a) the fair market value of the Common Stock on the Offering Date of such Offering and (b) the fair market value of the Common Stock on the Purchase Date. The fair market value of the Common Stock on the Offering Date or on the Purchase Date shall be the closing price for the Common Stock as reported for such day by the Nasdaq Stock Market, the New York Stock Exchange or other trading market on which the Company's Common Stock may then be traded (the "Exchange"). If no sales of the Common Stock were made on the Exchange on such day, fair market value shall mean the closing price for the Common Stock as reported for the next preceding day on which sales of the Stock were made on the Exchange. If the Common Stock is not listed on an Exchange, the Board shall designate an alternative method of determining the fair market value of the Common Stock.

                      SECTION 7. PARTICIPATION IN THE PLAN

7.1 INITIAL PARTICIPATION

    An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Plan Administrator during the enrollment period established by the Plan Administrator (the "Enrollment Period") a subscription (the "Subscription"):

    (a) indicating the Eligible Employee's election to participate in the Plan;

    (b) authorizing payroll deductions and stating the amount to be deducted regularly from the Participant's pay; and

    (c) authorizing the purchase of Common Stock for the Participant in each Purchase Period.

    An Eligible Employee who does not deliver a Subscription as provided above during the Enrollment Period shall not participate in the Plan for that Offering or for any subsequent Offering unless such Eligible Employee subsequently enrolls in the Plan by filing a Subscription with the Company during the Enrollment Period for such subsequent Offering. The Company may, from time to time, change the Enrollment Period for any future Offering as deemed advisable by the Plan Administrator, in its sole discretion, for the proper administration of the Plan.

    Except as provided in Section 7.2, an employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.

7.2 ALTERNATIVE INITIAL PARTICIPATION

    Notwithstanding any other provisions of the Plan, the Board or the Committee may provide for any future Offering that any employee of the Company or any Designated Subsidiary who first meets the requirements of subparagraphs (a) through (c) of the paragraph Eligible Employee in Section 2 during the course of an Offering shall, on a date or dates specified in the Offering which coincides with the day on which such person first meets such requirements or occurs on a specified date thereafter, receive an Option under that Offering which Option shall thereafter be deemed to be a part of that Offering. Such Option shall have the same characteristics as any Options originally granted under that Offering, except that:

    (i) the date on which such Option is granted shall be the "Offering Date" of such Option for all purposes, including determining the Purchase Price of such Option; provided, however, that if the fair market value of the Common Stock on the date on which such Option is granted is less than the fair market value of Common Stock on the first day of the Offering, then, solely for the purpose of determining the Purchase Price of such Option, the first day of the Offering shall be the "Offering Date" for such Option;

    (ii) the Purchase Period(s) for such Option shall begin on its Offering Date and end coincident with the remaining Purchase Date(s) for such Offering; and

   (iii) the Board or the Committee may provide that if such person first meets such requirements within a specified period of time before the end of a Purchase Period for such Offering, he or she will not receive any Option for that Purchase Period.

7.3 CONTINUED PARTICIPATION

    A Participant shall automatically participate in the next Offering until such time as such Participant withdraws from the Plan pursuant to Section 11.1 or 11.2 or terminates employment as provided in Section 12.

               SECTION 8. LIMITATIONS ON RIGHT TO PURCHASE SHARES

8.1 NUMBER OF SHARES PURCHASED

    The maximum number of shares of stock that may be offered to a Participant on any Offering Date shall be equal to $15,000 divided by the fair market value of one share of Common Stock of the Company on the applicable Offering Date. Further, no Participant shall be entitled to purchase Common Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) with a fair market value exceeding $15,000, determined as of the Offering Date for each Offering (or such other limit as may be imposed by the Code), in any calendar year in which a Participant participates in the Plan (or other employee stock purchase plan described in this Section 8.1). For any future Offering, the Board or the Committee may specify a maximum number of shares which may be purchased by any Participant as well as a maximum aggregate number of shares which may be purchased by all Participants pursuant to such Offering. In addition, for any future Offering with more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all Participants on any given Purchase Date under the Offering.

8.2 PRO RATA ALLOCATION

    In the event the number of shares of Common Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Common Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Common Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may not be issued under the Plan unless the Plan Administrator determines otherwise for any future Offering.

                      SECTION 9. PAYMENT OF PURCHASE PRICE

9.1 GENERAL RULES

    Subject to Section 9.12, Common Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant's Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's Subscription.

9.2 CHANGES IN WITHHOLDING

    Unless otherwise determined by the Plan Administrator for any future Offering, a Participant may not elect to increase or decrease the amount to be withheld from his or her Eligible Compensation for an Offering; provided, however, that if such elections are permitted for any future Offering, notice of such elections must be delivered to the Plan Administrator in such form and in accordance with such terms as the Plan Administrator may establish for the Offering.

9.3 PERCENT WITHHELD

    The amount of payroll withholding for each Participant for purchases pursuant to the Plan during any pay period shall be at least 1% but shall not exceed 15% of the Participant's Eligible Compensation for such pay period, but in no event shall exceed $15,000 per calendar year. Amounts shall be withheld in whole percentages only.

9.4 PAYROLL DEDUCTIONS

    Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering unless sooner altered or terminated as provided in the Plan.

9.5 MEMORANDUM ACCOUNTS

    Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant's compensation shall be credited to such account but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

9.6 NO INTEREST

    No interest shall be paid on payroll deductions received or held by the Company.

9.7 ACQUISITION OF COMMON STOCK

    On each Purchase Date of an Offering, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Option, the number of shares of Common Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that the number of shares of Common Stock purchased by the Participant shall not exceed the number of whole shares of Common Stock so determined, unless the Plan Administrator has determined for any future Offering that fractional shares may be issued under the Plan; and provided, further, that the number of shares of Common Stock purchased by the Participant shall not exceed the number of shares for which Options have been granted to the Participant pursuant to Section 8.1.

9.8 REFUND OF EXCESS AMOUNTS

    Any cash balance remaining in the Participant's account at the termination of each Purchase Period shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest; provided, however, that if the Participant participates in the next Purchase Period, any cash balance remaining in the Participant's account shall be applied to the purchase of Common Stock in the new Purchase Period, provided such purchase complies with Section 8.1.

9.9 WITHHOLDING OBLIGATIONS

    At the time the Option is exercised, in whole or in part, or at the time some or all of the Common Stock is disposed of, the Participant shall make adequate provision for federal and state withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Common Stock. The Company may withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

9.10 TERMINATION OF PARTICIPATION

    No Common Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in the Offering or the Plan has terminated on or before such Purchase Date.

9.11 PROCEDURAL MATTERS

    The Company may, from time to time, establish (a) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering, as set forth in Section 9.2, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections and (d) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

9.12 LEAVES OF ABSENCE

    During leaves of absence approved by the Company and meeting the requirements of the applicable Treasury Regulations promulgated under the Code, a Participant may elect to continue participation in the Plan by delivering cash payments to the Plan Administrator on the Participant's normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence. Currently, the Treasury Regulations provide that a Participant may continue participation in the Plan only during the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract.

               SECTION 10. COMMON STOCK PURCHASED UNDER THE PLAN

10.1 ESPP BROKER

    If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the "ESPP Broker") to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Common Stock purchased by each Participant shall be deposited into an account established in the Participant's name with the ESPP Broker. Each Participant shall be the beneficial owner of the Common Stock purchased under the Plan and shall have all rights of beneficial ownership in such Common Stock. A Participant shall be free to undertake a disposition of the shares of Common Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Common Stock must remain in the Participant's account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Common Stock for which the holding period set forth above has been satisfied, the Participant may move those shares of Common Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. Dividends paid in the form of shares of Common Stock with respect to Common Stock in a Participant's account shall be credited to such account. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Common Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.

10.2 NOTICE OF DISPOSITION

    By entering the Plan, each Participant agrees to promptly give the Company notice of any Common Stock disposed of within the later of one year from the Purchase Date and two years from the Offering Date for such Common Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Common Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

                        SECTION 11. VOLUNTARY WITHDRAWAL

11.1 WITHDRAWAL FROM AN OFFERING

    A Participant may withdraw from an Offering by signing and delivering to the Company's Plan Administrator a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal must be elected at least 10 days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future Offering. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Common Stock acquired by the Participant in any earlier Purchase Periods. Unless otherwise indicated, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein. A Participant is prohibited from again participating in the same Offering at any time upon withdrawal from such Offering. The Company may, from time to time, impose a requirement that the notice of withdrawal be on file with the Plan Administrator for a reasonable period prior to the effectiveness of the Participant's withdrawal.

11.2 WITHDRAWAL FROM THE PLAN

    A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Plan Administrator. Such notice must be delivered at least 10 days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future Offering. In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may not resume participation in the Plan during the same Offering, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Eligible Employee. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Plan Administrator for a reasonable period prior to the effectiveness of the Participant's withdrawal.

11.3 RETURN OF PAYROLL DEDUCTIONS

    Upon withdrawal from an Offering pursuant to Section 11.1 or from the Plan pursuant to Section 11.2, the withdrawing Participant's accumulated payroll deductions that have not been applied to the purchase of Common Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant and the Participant's interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

                     SECTION 12. TERMINATION OF EMPLOYMENT

    Termination of a Participant's employment with the Company for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant's participation in the Plan. The payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative or designated beneficiary as provided in Section 13.2, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12.

                     SECTION 13. RESTRICTIONS ON ASSIGNMENT

13.1 TRANSFERABILITY

    An Option granted under the Plan shall not be transferable and such Option shall be exercisable during the Participant's lifetime only by the Participant. The Company will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant of the Participant's interest in the Plan, of his or her Option or of any rights under his or her Option.

13.2 BENEFICIARY DESIGNATION

    The Plan Administrator may permit a Participant to designate a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event the Participant dies after the Purchase Date for an Offering but prior to delivery to such Participant of such shares and cash. In addition, the Plan Administrator may permit a Participant to designate a beneficiary who is to receive any cash from the Participant's account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to the Plan Administrator.

            SECTION 14. NO RIGHTS AS SHAREHOLDER UNTIL SHARES ISSUED

    With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, a certificate or its equivalent has been issued to the Participant for the shares following exercise of the Participant's Option.

    SECTION 15. LIMITATIONS ON SALE OF COMMON STOCK PURCHASED UNDER THE PLAN

    The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Common Stock purchased under the Plan at any time he or she chooses, subject to compliance with any applicable federal and state securities laws. A Participant assumes the risk of any market fluctuations in the price of the Common Stock.

                       SECTION 16. AMENDMENT OF THE PLAN

    The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

                      SECTION 17. TERMINATION OF THE PLAN

    The Plan shall have no fixed termination date. Notwithstanding the foregoing, the Board may suspend or terminate the Plan at any time. During any period of suspension or upon termination of the Plan, no Options shall be granted; provided, however, that suspension or termination of the Plan shall have no effect on Options granted prior thereto.

                      SECTION 18. NO RIGHTS AS AN EMPLOYEE

    Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent or Subsidiary Corporation or to affect the right of the Company or a Parent or Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

                      SECTION 19. EFFECT UPON OTHER PLANS

    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent or Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company, a Parent Corporation or Subsidiary Corporation or (b) grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

                            SECTION 20. ADJUSTMENTS

20.1 ADJUSTMENT OF SHARES

    In the event that, at any time or from time to time, a stock dividend, stock split (but not including the stock dividend approved by the Board on February 23, 1999), spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then (subject to any required action by the Company's shareholders), the Board or the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Common Stock subject to the Plan as set forth in Section 4 and (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution, liquidation, merger or asset sale of the Company shall not be governed by this Section 20.1 but shall be governed by Sections 20.2 and 20.3, respectively.

20.2 MERGER OR ASSET SALE OF THE COMPANY

    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary corporation of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the Company's proposed sale or merger. The Board shall notify each Participant in writing, at least 10 business days prior to the new Purchase Date, that the Purchase Date for the Participant's Option has been changed to the new Purchase Date and that the Participant's Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Offering or the Plan as provided in Section 11 hereof.

20.3 DISSOLUTION OR LIQUIDATION OF THE COMPANY

    In the event of the proposed dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Purchase Date shall be a specified date before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least 10 business days prior to the new Purchase Date, that the Purchase Date for the Participant's Option has been changed to the new Purchase Date and that the Participant's Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Offering or the Plan as provided in Section 11 hereof.

20.4 LIMITATIONS

    The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

               SECTION 21. REGISTRATION; CERTIFICATES FOR SHARES

    The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Common Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

                           SECTION 22. EFFECTIVE DATE

    The Plan's effective date is the date on which it is approved by the
Company's shareholders, which was              , 1999.

                                                                      APPENDIX B

                              IMMUNEX CORPORATION
                             1999 STOCK OPTION PLAN

                               SECTION 1. PURPOSE

    The purpose of the Immunex Corporation 1999 Stock Option Plan (the "Plan") is to enhance the long-term shareholder value of Immunex Corporation, a Washington corporation (the "Company"), by offering opportunities to selected employees, officers and directors to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

                             SECTION 2. DEFINITIONS

    For purposes of the Plan, the following terms shall be defined as set forth below:

    "BOARD" means the Board of Directors of the Company.

    "CAUSE" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

    "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

    "DISABILITY", unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Optionee that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Optionee to be unable, in the opinion of the Company and one independent physician selected by the Company, to perform his or her duties for the Company or a Related Corporation or to be engaged in any substantial gainful activity.

    "EFFECTIVE DATE" means the date on which the Plan is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXCHANGE STOCK" has the meaning set forth in Section 11.3.

    "FAIR MARKET VALUE" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing per share sales prices for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

    "GOVERNANCE AGREEMENT" means the Amended and Restated Governance Agreement among American Cyanamid Company, Lederle Oncology Corporation and Immunex Corporation dated as of December 15, 1992.

    "GRANT DATE" means the date on which the Plan Administrator completes the corporate action relating to the grant of an Option and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Options shall not defer the Grant Date.

    "INCENTIVE STOCK OPTION" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

    "NONQUALIFIED STOCK OPTION" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

    "OPTION" means the right to purchase Common Stock granted under Section 7.

    "OPTIONEE" means (a) the person to whom an Option is granted; (b) for an Optionee who has died, the personal representative of the Optionee's estate, the person(s) to whom the Optionee's rights under the Option have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 10; or (c) the person(s) to whom an Option has been transferred in accordance with Section 10.

    "OPTION TERM" has the meaning set forth in Section 7.3.

    "PARENT," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity, whether now or hereafter existing, that directly or indirectly controls the Company.

    "PLAN ADMINISTRATOR" means the Board or any committee or committees designated by the Board or any person to whom the Board has delegated authority to administer the Plan under Section 3.1.

    "RELATED CORPORATION" means any Parent or Subsidiary of the Company.

    "RETIREMENT" means retirement as of the individual's normal retirement date under the Company's 401(k) Plan or other similar successor plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SUBSIDIARY", except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company.

    "TERMINATION DATE" has the meaning set forth in Section 7.6.

                           SECTION 3. ADMINISTRATION

3.1 PLAN ADMINISTRATOR

    The Plan shall be administered by the Board and/or the Stock Option Plan Administration Committee or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a "Plan Administrator"). If and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize a senior executive officer of the Company to grant Options to specified eligible persons, within the limits specifically prescribed by the Board. All delegations of authority by the Board pursuant to this Section 3.1 shall be subject to the procedural requirements of
Section 4.03 of the Governance Agreement.

3.2 ADMINISTRATION AND INTERPRETATION BY PLAN ADMINISTRATOR

    Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options under the Plan, including the selection of individuals to be granted Options, the type of Options, the number of shares of Common Stock subject to an Option, all terms, conditions, restrictions and limitations, if any, of an Option and the terms of any instrument that evidences the Option. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

                      SECTION 4. STOCK SUBJECT TO THE PLAN

4.1 AUTHORIZED NUMBER OF SHARES

    Subject to adjustment from time to time as provided in Section 11.1, a maximum of 6,000,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2 LIMITATIONS

    Subject to adjustment from time to time as provided in Section 11.1, not more than 200,000 shares of Common Stock may be made subject to Options under the Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 200,000 shares to newly hired individuals, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3 REUSE OF SHARES

    Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option to the extent it is exercised for shares) shall again be available for issuance in connection with future grants of Options under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

                             SECTION 5. ELIGIBILITY

    Options may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects.

                      SECTION 6. ACQUIRED COMPANY OPTIONS

    Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Options under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Option is substituted, or the old option is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding options of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Optionees.

                   SECTION 7. TERMS AND CONDITIONS OF OPTIONS

7.1 GRANT OF OPTIONS

    The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2 OPTION EXERCISE PRICE

    The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options. For Incentive Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in Section 8.2.

7.3 TERM OF OPTIONS

    The term of each Option (the "Option Term") shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2 and 8.4.

7.4 EXERCISE OF OPTIONS

    The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

                       PERIOD OF OPTIONEE'S CONTINUOUS                             PERCENT OF
                    EMPLOYMENT OR SERVICE WITH THE COMPANY                        TOTAL OPTION
                     OR ITS RELATED CORPORATIONS FROM THE                        THAT IS VESTED
                              OPTION GRANT DATE                                  AND EXERCISABLE
                ----------------------------------------------                  -----------------
After one year................................................................             20%
After two years...............................................................             40%
After three years.............................................................             60%
After four years..............................................................             80%
After five years..............................................................            100%

    The Plan Administrator may adjust the vesting schedule of an Option held by an Optionee who works less than "full-time" as that term is defined by the Plan Administrator.

    To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by delivery to the Company of a stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Company, accompanied by payment in full as described in Section 7.5. An Option may not be exercised as to less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5 PAYMENT OF EXERCISE PRICE

    The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of

    (a) cash or check;

    (b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Optionee for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

    (c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of an exercise notice, together with irrevocable instructions, to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and to the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

    (d) such other consideration as the Plan Administrator may permit.

    In addition, to assist an Optionee (including an Optionee who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Option granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Option, (i) the payment by the Optionee of a full-recourse promissory note, (ii) the payment by the Optionee of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Company of a loan obtained by the Optionee from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment.

7.6 POST-TERMINATION EXERCISES

    The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if an Optionee ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

    (a) Any portion of an Option that is not vested and exercisable on the date of termination of the Optionee's employment or service relationship (the "Termination Date") shall expire on such date, unless the Plan Administrator determines otherwise.

    (b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of:

        (i) the last day of the Option Term;

        (ii) if the Optionee's Termination Date occurs for reasons other than Cause, Disability, death or Retirement, the three-month anniversary of such Termination Date; and

       (iii) if the Optionee's Termination Date occurs by reason of Disability, death or Retirement, the one-year anniversary of such Termination Date.

    Notwithstanding the foregoing, if the Optionee dies after the Termination Date while the Option is otherwise exercisable, the Option shall expire upon the earlier to occur of (y) the last day of the Option Term and (z) the first anniversary of the date of death.

    Also notwithstanding the foregoing, in case of termination of the Optionee's employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Optionee of such termination, unless the Plan Administrator determines otherwise. If an Optionee's employment or service relationship with the Company is suspended pending an investigation of whether the Optionee shall be terminated for Cause, all the Optionee's rights under any Option likewise shall be suspended during the period of investigation.

    An Optionee's transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from an employee to a consultant that is evidenced by a written agreement between an Optionee and the Company or a Related Corporation, shall not be considered a termination of employment or service relationship for purposes of this Section
7. Employment or service relationship shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company or a Related Corporation in writing and if continued crediting of service for purposes of this Section 7 is expressly required by the terms of such leave or by applicable law (as determined by the Company). The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

                 SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

    To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1 DOLLAR LIMITATION

    To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 MORE THAN 10% SHAREHOLDERS

    If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with
Section 422 of the Code.

8.3 ELIGIBLE EMPLOYEES

    Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

8.4 TERM

    Except as provided in Section 8.2, the Option Term shall not exceed 10 years.

8.5 EXERCISABILITY

    An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or Disability, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Optionee has been on leave of absence for more than 90 days, unless the Optionee's reemployment rights are guaranteed by statute or contract.

    For purposes of this Section 8.5, Disability shall mean "disability" as that term is defined for purposes of Section 422 of the Code.

8.6 TAXATION OF INCENTIVE STOCK OPTIONS

    In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Optionee must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Optionee shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7 PROMISSORY NOTES

    The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

                             SECTION 9. WITHHOLDING

    The Company may require the Optionee to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Option. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Optionee to satisfy withholding obligations (up to the maximum rate), in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Option or any shares of Common Stock issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also deduct from any Option any other amounts due from the Optionee to the Company or a Related Corporation.

                           SECTION 10. ASSIGNABILITY

    Options granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Optionee and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, and, during the Optionee's lifetime, such Options may be exercised only by the Optionee. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit an Optionee to designate a beneficiary who may exercise the Option or receive compensation under the Option after the Optionee's death; provided, however, that any Option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Option.

             SECTION 11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

11.1 ADJUSTMENT OF SHARES

    The aggregate number and class of shares for which Options may be granted under the Plan, the number and class of shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend (not including the stock dividend approved by the Board on February 23, 1999).

11.2 CASH, STOCK OR OTHER PROPERTY FOR STOCK

    Except as provided in Section 11.3, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any Option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, liquidation or reorganization to exercise such Option in whole or in part whether or not the vesting requirements set forth in the Option agreement have been satisfied.

11.3 CONVERSION OF OPTIONS ON STOCK FOR STOCK EXCHANGE

    If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, liquidation or reorganization (other than a mere reincorporation or the creation of a holding company), the Company and the corporation issuing the Exchange Stock, in their sole discretion, may determine that all Options granted hereunder shall be converted into options to purchase shares of Exchange Stock instead of terminating in accordance with the provisions of Section 11.2. The amount and price of converted options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, liquidation or reorganization. Unless accelerated by the Board, the vesting schedule set forth in the Option agreement shall continue to apply to the options granted for the Exchange Stock.

11.4 FRACTIONAL SHARES

    In the event of any adjustment in the number of shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

11.5 DETERMINATION OF BOARD TO BE FINAL

    All Section 11 adjustments shall be made by the Plan Administrator, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an Incentive Stock Option shall be made in such a manner so as not to constitute a "modification" as defined in Section 424(h) of the Code and so as not to cause his or her Incentive Stock Option issued hereunder to fail to continue to qualify as an "incentive stock option" as defined in
Section 422(b) of the Code.

11.6 LIMITATIONS

    The grant of Options shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                 SECTION 12. AMENDMENT AND TERMINATION OF PLAN

12.1 AMENDMENT OF PLAN

    The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with
Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Optionee, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

12.2 TERMINATION OF PLAN

    The Board may suspend or terminate the Plan at any time. The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the later of (a) the Plan's adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

12.3 CONSENT OF OPTIONEE

    The amendment or termination of the Plan or the amendment of an outstanding Option shall not, without the Optionee's consent, impair or diminish any rights or obligations under any Option theretofore granted to the Optionee under the Plan. Except as otherwise provided in the Plan, no outstanding Option shall be terminated without the consent of the Optionee. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Optionee, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

                              SECTION 13. GENERAL

13.1 EVIDENCE OF OPTIONS

    Options granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

13.2 NO INDIVIDUAL RIGHTS

    Nothing in the Plan or any Option granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Optionee any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation of the Company to terminate an Optionee's employment or other relationship at any time, with or without Cause.

13.3 REGISTRATION

    Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

    The Company shall be under no obligation to any Optionee to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

    To the extent that the Plan or any instrument evidencing an Option provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

13.4 NO RIGHTS AS A SHAREHOLDER

    No Option shall entitle the Optionee to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option.

13.5 COMPLIANCE WITH LAWS AND REGULATIONS

    Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Optionees who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Optionees. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

13.6 OPTIONEES IN FOREIGN COUNTRIES

    The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to assure the viability of the benefits from Options granted to Optionees employed in such countries and to meet the objectives of the Plan.

13.7 NO TRUST OR FUND

    The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Optionee, and no Optionee shall have any rights that are greater than those of a general unsecured creditor of the Company.

13.8 SEVERABILITY

    If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

13.9 CHOICE OF LAW

    The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

                           SECTION 14. EFFECTIVE DATE

    The Effective Date is the date on which the Plan is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

    ADOPTED BY THE BOARD ON FEBRUARY 23, 1999 AND APPROVED BY THE COMPANY'S
SHAREHOLDERS ON              , 1999.

             PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS SUMMARY PAGE

                                                                                           DATE OF SHAREHOLDER
   DATE OF BOARD ACTION                ACTION             SECTION/EFFECT OF AMENDMENT           APPROVAL
---------------------------  ---------------------------  ---------------------------  ---------------------------
February 23, 1999            Initial Plan Adoption                                                          , 1999

P
R
O
X
Y


                            IMMUNEX CORPORATION

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
               ANNUAL MEETING OF SHAREHOLDERS--APRIL 29, 1999

The undersigned hereby appoint(s) Edward V. Fritzky and Peggy V. Phillips and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of Common Stock of Immunex Corporation held of record by the undersigned on March 9, 1999 at the Annual Meeting of Shareholders of the Company to be held at Benaroya Hall, Illsley Ball Nordstrom Recital Hall, 200 University Street, Seattle, Washington at 9:00 a.m. on Thursday, April 29, 1999, with authority to vote upon the following matters and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

             IMPORTANT--PLEASE DATE AND SIGN ON THE OTHER SIDE.


                                                                 -------------
                                                                  SEE REVERSE
                                                                         SIDE
                                                                 -------------


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                         -  FOLD AND DETACH HERE  -

      SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY
                 THE SHAREHOLDER IN THE SPACES PROVIDED.
   IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS.

                                                            Please mark
                                                           your votes as    /X/
                                                            indicated in
                                                            this example


The Board of Directors recommends a vote "FOR" the Proposals.


                                            FOR all       WITHHOLD AUTHORITY
                                           nominees    to vote for all nominees
1.  Election of the nine nominees            / /                   / /
    to serve as directors until the
    next annual meeting of shareholders
    and until their successors are elected
    and qualify: Joseph J. Carr, Kirby
    L. Cramer, Edward V. Fritzky,
    Robert I. Levy, John E. Lyons,
    Joseph M. Mahady, Edith W. Martin,
    Peggy V. Phillips and Douglas E. Williams.


WITHHOLD for the following only* (Write the name of the nominee(s) in the space below.)


--------------------------------------------------------------------------------
*Unless otherwise directed, all votes will be apportioned equally among these persons for whom authority is given to vote.

                                                   FOR    AGAINST    ABSTAIN
2.  Approval of the 1999 Employee Stock            / /      / /        / /
    Purchase Plan.
                                                   FOR    AGAINST    ABSTAIN
3.  Approval of the 1999 Stock Option Plan.        / /      / /        / /

                                                   FOR    AGAINST    ABSTAIN
4.  Approval of the Amendment to the Articles      / /      / /        / /
    of Incorporation.


Please send me an admittance ticket to the Annual Meeting.                / /


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE. ATTORNEYS, TRUSTEES, EXECUTORS AND OTHER FIDUCIARIES ACTING IN A REPRESENTATIVE CAPACITY SHOULD SIGN THEIR NAMES AND GIVE THEIR TITLES. AN AUTHORIZED PERSON SHOULD SIGN ON BEHALF OF CORPORATIONS, PARTNERSHIPS, ASSOCIATIONS, ETC. AND GIVE HIS OR HER TITLE. IF YOUR SHARES ARE HELD BY TWO OR MORE PERSONS, EACH PERSON MUST SIGN. RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED.

Signature(s)                                        Date
            ---------------------------------------      ----------------------
NOTE: Please sign as name appears on your stock certificate. Joint owners should each sign. When signing as attorney, trustee, executor or other fiduciary acting in a representative capacity, please give full title as such.


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